Compliance Manual

Eudora Funds, the “Trust”

The Eudora Funds

8 West 40th Street

4th Floor

New York, NY 10008

AMENDED AND RESTATED

Adopted: 9/24/2012

Last Revised: 9/24/2012

Table of Contents

DESCRIPTION	Page #
Introduction	3
Advertising	5
Agency Cross Transactions	7
Anti-Money Laundering	9
Books and Records	11
Brokerage Commissions	13
Code of Ethics	14
Complaints	16
Corporate Records	17
Disaster Recovery	18
Electronic Communications and Social Media	20
Fund Governance	22
Insider Trading	23
Net Asset Value	25
Personal Securities Transactions and Reporting	28
Portfolio Holdings Disclosure Process	32
Portfolio Investment Process	34
Privacy	35
Processing of Fund Shares	38
Processing of Fund Shares – As Of Trading Policy	41
Proxy Voting	42
Registrations	46
Sarbanes Oxley Disclosures Controls and Procedures	48
Supervision, Internal Controls and Annual Reviews	51

Exhibits

EXHIBIT	DESCRIPTION
A	Compliance Manual Acknowledgement
B	Code of Ethics
C	Eudora Asset Management Disaster Recovery
D	Sarbanes Oxley Code of Ethics for Executive Officers
E	Sarbanes Oxley Exhibits/Certifications (Exhibits A – E)

INTRODUCTION

The Eudora Funds, its supervised persons, officers, directors and the entities associated with the Eudora Funds must conduct its business consistent with the highest standards of commercial honor and just and equitable principles of trade. Keeping our customers' interest foremost is key to the Eudora Funds success. The trust of our customers and our reputation are of paramount importance. Effective compliance and controls is an integral part of achieving our goals in serving our customers.

Virtually all mutual funds are externally managed and have no true employees of their own.  Therefore, mutual funds delegate management and administrative functions to service providers and their employees, including the compliance and operations functions.  Mutual funds do have directors or trustees and officers, including a chief compliance officer.  These persons play an important role in making sure the procedures are adequate and carried out.

The purpose of this manual is to provide important compliance policies and procedures for the Eudora Funds.  The compliance effort is an effective coordination of many entities working together to best serve the needs of the investors of the funds.  These entities include the investment adviser, principal underwriter/distributor, transfer agent, and fund administrator.  Each entity and their employees/associated staff are expected to maintain the high standards of honesty, integrity, and professional competence required by Eudora.

"Compliance" is not a static event; it is a process which evolves in tandem with regulations that govern our industry and the circumstances of each particular interaction. This manual includes the Eudora Funds compliance policies and procedures to provide guidance to those designated to provide oversight of the Funds’ business. It is a working document, reference and will be updated when necessary.

ABOUT THE TRUST’S COMPLIANCE CULTURE

The Trust has:

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Implemented its compliance program with a vision of contributing to its immediate and long-term success by ensuring that the interests of its clients are always placed ahead of its own, that the Trust operates its business in a highly ethical manner, and maintains strict compliance with all applicable laws, rules, and regulations;

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Identified risks that could arise;

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Established procedures to mitigate risks; and

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Documented its compliance culture in a manner that provides transparency to senior management, auditors, and regulators.

ABOUT THE COMPLIANCE MANUAL

The Trust has developed this Compliance Manual (the “Manual”) to further our compliance with federal and state securities laws as an investment advisor. We base these policies and procedures on our actual current operations and the nature, extent, and limit of these operations.

This Manual sets forth guidelines for the Trust and its personnel to follow while providing services to the clients of the Eudora Funds. The guidelines have been designed to assist in preventing violations of the Act from occurring, detecting violations that have occurred, and promptly correcting any violations that have occurred.

The Manual, as of the date of its adoption above, supersedes all previously dated versions of the Trust’s policies and procedures to the extent such policies and procedures are contained herein, unless stated otherwise.

Receipt and Acknowledgment

All personnel shall be furnished with the Manual and with any amendments from time to time. Each person in receipt of the Manual shall be required to acknowledge receipt of the Manual, as well as to acknowledge their understanding of the policies and procedures and to further affirm their commitment to uphold the Trust’s compliance program.

ADVERTISING

The Eudora Funds uses various advertising and marketing materials to obtain new clients and to maintain existing client relationships. The Eudora Funds policy requires that any advertising and marketing materials must be truthful and accurate, consistent with applicable rules, and reviewed and approved by a designated officer. The Eudora Funds policy prohibits any advertising or marketing materials that may be misleading, fraudulent, deceptive and/or manipulative.

Background

An advertisement is generally defined as any written communication, which includes websites and e-mails, directed to more than one person concerning advice or recommendations about the purchase or sale of Eudora Funds.

The SEC anti-fraud rules prohibit engaging in advertising practices which are fraudulent, deceptive, or manipulative activities. The manner in which funds portray themselves, services and their investment returns to existing and prospective clients is highly regulated. SEC no-action letters also provide guidelines and prohibitions relating to mutual fund advertising and marketing practices.

Responsibility

The Compliance Officer has the responsibility for implementing and monitoring our policy, and for reviewing and approving any advertising and marketing to ensure any materials are consistent with our policy and regulatory requirements. This designated person is also responsible for maintaining, as part of The Eudora Funds books and records, copies of all advertising and marketing materials with a record of reviews and approvals in accordance with applicable recordkeeping requirements.

Procedure

The Eudora Funds has adopted procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

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All advertisements and promotional materials must be reviewed and approved prior to use by the Compliance Officer.  In his absence, the Chairman, or another officer of the Trust (other than the individual who prepared such material) may review and approve items designated as advertising.

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The initialing and dating of the advertising and marketing materials will document approval.

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Each employee is responsible for ensuring that approved materials are not used or modified without the express written authorization of the Compliance Officer or other designated officer.

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The designated officer must also review other written communications prepared for existing clients or prospective clients including any quarterly letters.

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The designated officer is responsible for maintaining copies of any advertising and marketing materials, including any reviews and approvals, for a total period of five years following the last time any material is disseminated.

Use of Performance Information

General Requirements for the Use of Performance Information

1.

Any advertisement which includes performance must include 1, 5, and 10 year total return figures, calculated as set forth in Rule 482(d)(3) and Rule 482(d)(4).

2.

Historical measures of performance must reflect all elements of return and identify the time period(s) used in computing the performance.  Non-standardized performance must be accompanied by standardized total return figures (as discussed above) and cannot be more prominent than those figures.

Eudora Funds Website

Information and materials specifically about the Eudora Funds made available on a website or over the Internet are considered advertisements and communications with the public, and shall be reviewed by the Chief Compliance Officer before being made available in such manner.  The Chief Compliance Officer shall also review the Company’s website on an at least on a quarterly basis to confirm that the content thereof is accurate and current.  The Chief Compliance Officer shall also confirm that all content on such website has been approved in compliance with this policy.

AGENCY CROSS TRANSACTIONS

Policy Content

It is the Eudora Funds policy and practice to NOT engage in any agency cross transactions and the fund policy is consistent with the policy of the Investment Advisor as disclosed.

Responsibility

It is the responsibility of the Fund Portfolio Manager(s) to know the source and type of transaction that is being completed.

Background

An agency cross transaction is defined as a transaction where a person acts as an investment adviser in relation to a transaction in which the investment adviser, or any person controlled by or under common control with the investment adviser, acts as broker for both the advisory client and for another person on the other side of the transaction (SEC Rule 206(3)-2(b)). Agency cross transactions typically may arise where an adviser is dually registered as a broker-dealer or has an affiliated broker-dealer. This can also occur when the adviser is the manager for multiple funds.

Agency cross transactions are permitted for advisers only if certain conditions are met under Advisers Act rules including prior written consent, client disclosures regarding trade information and annual disclosures, among other things.

SEC Rule 17a-7 requires the following:

a)

Purchase or sale be made for cash

b)

Securities be purchased/sold at an independent market price

c)

Transactions be made consistent with the investment policies of the Eudora Funds

d)

There be no commissions

e)

The Eudora Fund Board of Directors reviews and approves any agency cross trades no less than quarterly.

Procedure

The Eudora Funds has adopted various procedures to implement the Trust's policy and reviews to monitor and ensure the Trust's policy is observed, implemented properly and amended or updated as appropriate, which include the following:

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Eudora Funds’ policy of prohibiting any agency cross transactions for mutual fund portfolios has been communicated to relevant individuals including portfolio managers, traders and others.

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Compliance will inquire about Agency Cross Transactions in preparation of the Quarterly Board of Directors Meeting.

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Portfolio Managers periodically monitor the investment advisor’s trades and trading practices to help ensure that no agency cross transactions occur for the Eudora Funds.

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In the event of any change in the Trust's policy, any such change must be approved by Board of Directors, any agency cross transactions would only be allowed after appropriate authorizations, reviews, approvals, disclosures, reporting and meeting appropriate regulatory requirements and maintaining proper records.

ANTI-MONEY LAUNDERING

Policy

It is the policy of The Eudora Funds to seek to prevent the misuse of the funds it manages, as well as preventing the use of its personnel and facilities for the purpose of money laundering and terrorist financing. The Eudora Funds has adopted and enforces policies, procedures and controls with the objective of detecting and deterring the occurrence of money laundering, terrorist financing and other illegal activity. Anti-money laundering (“AML”) compliance is the responsibility of every supervised person. Therefore, any supervised person detecting any suspicious activity is required to immediately report such activity to the AML Compliance Officer. The person making such report should not discuss the suspicious activity or the report with the client in question.

Background

On October 26, 2001, the President signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”). Prior to the passage of the USA PATRIOT Act, regulations applying the anti-money laundering provisions of the Bank Secrecy Act (“BSA”) were issued only for banks and certain other institutions that offer bank-like services or that regularly deal in cash. The USA PATRIOT Act required the extension of the anti-money laundering requirements to financial institutions, such as registered and unregistered investment companies, that had not previously been subjected to BSA regulations.

In April 2003, the Department of the Treasury proposed new rules that would require SEC registered advisers, and certain unregistered advisers, to adopt an anti-money laundering program.

Responsibility

The Eudora Funds has designated David Kuhr as The Eudora Funds AML Compliance Officer.
In this capacity, the AML Compliance Officer is responsible for coordinating and monitoring the Trust’s AML program as well as maintaining the Trust’s compliance with applicable AML rules and regulations. The AML Compliance Officer will review any reports of suspicious activity which have been observed and reported by supervised persons.

Procedure

The Eudora Funds has adopted procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

Client Identification Procedures

As part of The Eudora Funds AML Program, the Eudora Funds has established procedures to ensure that all clients’ identities have been verified before an account is opened.

Before opening an account for an individual client, The Eudora Funds will require satisfactory documentary evidence of a client’s name, address, date of birth, social security number or, if applicable, tax identification number. Before opening an account for a corporation or other legal entity, The Eudora Funds will require satisfactory evidence of the entity’s name, address and that the acting principal has been duly authorized to open the account. The AML Compliance Officer will retain records of all documentation that has been relied upon for client identification for a period of five years.

Prohibited Clients

The Eudora Funds will not open accounts or accept funds or securities from, or on behalf of, any person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control, from any Foreign Shell Bank or from any other prohibited persons or entities as may be mandated by applicable law or regulation.

The Eudora Funds will also not accept high-risk clients (with respect to money laundering or terrorist financing) without conducting enhanced, well-documented due diligence regarding such prospective client.

Annual Training and Review

The AML Compliance Officer will conduct annual employee training programs for appropriate personnel regarding the AML program. Such training programs will review applicable laws, regulations and recent trends in money laundering and their relation to The Eudora Fund's business. Attendance at these programs is mandatory for appropriate personnel, and session and attendance records will be retained for a five-year period.

Training received by supervised persons from other affiliates or financial industry organizations may be utilized for satisfying these requirements.

BOOKS AND RECORDS

Policy

As a registered investment company, The Eudora Funds is required, and as a matter of policy, maintains various books and records on a current and accurate basis which are subject to periodic regulatory examination. The Trust’s policy is to maintain Trust and client files and records in an appropriate, current, accurate and well-organized manner at the office located at the official address of the Trust.

The Eudora Funds’ policy is to maintain required Trust and client records and files in an appropriate office of The Eudora Funds for the first two years and in a readily accessible facility and location for an additional three years for a total of not less than five years from the end of the applicable fiscal year. Certain records for the Fund’s performance, advertising and corporate existence are kept for longer periods. (Certain states may require longer record retention.)  See Record Retention Table below.

Background

Registered investment companies, as regulated entities, are required to maintain specified books and records. There are generally two groups of books and records to be maintained. The first group is financial records for a company as an on-going business such as financial journals, balance sheets, bills, etc. The second general group of records is client related files of the Fund’s clients and these include agreements, statements, correspondence and advertising, trade records, among many others.  In some cases these records are maintained by other third parties such as transfer agents, custodians and paying agents.

Responsibility

The Compliance Officer has the overall responsibility for the implementation and monitoring of our books and records policy, practices, disclosures and recordkeeping for the Trust.

Procedure

The Eudora Funds has adopted procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

The Eudora Funds designated officer, individual, or department manager(s), as may be appropriate, has the responsibility for the Trust's filing systems for the books, records and files required to be maintained by The Eudora Funds. The Eudora Funds filing systems for records, whether stored in files or electronic media, are designed to meet the Trust’s policy, business needs and regulatory requirements as follows:

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Arranging for easy location, access and retrieval;

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Having available the means to provide legible true and complete copies;

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For records stored on electronic media, back-up files are made and such records stored separately;

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Reasonably safeguarding all files, including electronic media, from loss, alteration or destruction;

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Limiting access by authorized persons to The Eudora Funds records and; ensuring that any non-electronic records that are electronically reproduced and stored are accurate reproductions.

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Periodic reviews may be conducted by the designated officer, individual or department managers to monitor The Eudora Funds recordkeeping systems, controls, and Fund and client files.  In addition, periodic visits may be conducted at the place of business of third party providers that retain records on behalf of The Eudora Funds as practical.

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Any Books and Records of the Trust/Funds that can be maintained electronically will be (as feasible).

Records Retention Requirements

We will maintain all records for two years in an easily accessible location in our principal office. Thereafter, the records may be stored off-site. The required time periods for which documents must be retained is summarized as follows:

Record Description	Retention Time
All records, except as otherwise noted	Five (5) years from fiscal year-end in which last entry was made
Client records	Six (6) years after year-end in which client relationship terminated
Advertisements, performance results and similar communications	Five (5) years from fiscal year-end in which advertisement last published or otherwise disseminated
Corporate or other organizational documents	Three (3) years after termination of the enterprise

BROKERAGE COMMISSIONS

The Eudora Funds effects portfolio transactions with broker dealers.

Background

Section 17(e) of the Investment Company Act of 1940 provides that it shall be unlawful for any person or organization, acting as a broker, in connection with the sale of securities to or by the Fund, to receive a commission, fee or other remuneration for effecting such transaction which exceeds the usual and customary broker’s commission if the sale is effected on a securities exchange.

Under Securities and Exchange Commission Rule 17e-1, a commission, fee or other remuneration shall be deemed as not exceeding the usual and customary broker’s commission if the commission, fee or other remuneration received is reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.  One of the conditions of the Rule is that the Board of Trustees, including a majority of the Trustees who are not interested persons, shall adopt procedures which are reasonably designed to provide that such commission, fee or other remuneration is consistent with the standard set forth in the Rule;

Responsibility

The Board of Directors has the responsibility for the review and monitoring of brokerage commissions.  The Fund Officers have the responsibility of reporting commissions, documentation and recordkeeping related to the Board of Directors review.

Procedure

1.

At each quarterly meeting of the Board of Trustees, the Investment Advisor shall submit to the Board of Trustees, and the Trustees shall review, a report detailing all commissions charged to the Funds during the preceding quarter.

2.

Such report shall compare such commissions to industry norms for similar sized transactions both (i) with proprietary research or other valuable services being provided and (ii) without such services being provided.

3.

Based upon such review, the Board of Trustees shall determine on a quarterly basis whether the commissions charged meet the standards of the Rule.

4.

The Trust shall maintain and preserve permanently in an easily accessible place a copy of these procedures and shall maintain and preserve for a period of not less than six years, the first two years in an easily accessible place, a record of each such transaction setting forth the amount and source of the commission, fee or other remuneration received or to be received, the identity of the person acting as broker, the terms of the transaction and the information or materials upon which the findings of the Board of Trustees described above were made.

CODE OF ETHICS

Policy Content

Eudora Funds as a matter of policy and practice, and consistent with industry best practices and SEC requirements, (Rule 17j-1 under the Investment Company Act), has adopted a written Code of Ethics covering all supervised persons. Our Code of Ethics requires high standards of business conduct, compliance with federal securities laws, reporting and recordkeeping of personal securities transactions and holdings, reviews and sanctions. The Trust's current Code of Ethics, and as amended, is incorporated by reference and made a part of these Policies and Procedures.

Specific Policy Comment

The Trust has a Code of Ethics that associated individuals will have to acknowledge on an annual basis.  The Trust will test that supervised persons have signed the required acknowledgement upon joining the organization and on an annual basis.

Portions of the Code of Ethics may require reporting to the Trust on a periodic basis or may require additional certifications as deemed appropriate.  When such reports or certifications are not received in a timely manner, this is a violation of the Code of Ethics and will be dealt with through the corrective action process that has various sanction levels including termination.

All associated person have a fiduciary duty to report Code of Ethics violations related to themselves and those violations they may observe related to others.  These should be reported to the Chief Compliance Officer (or other independent supervisory or oversight person should a Code of Ethics violation include the Chief Compliance Officer).

Responsibility

The Compliance Officer has the primary responsibility for the preparation, distribution, administration, periodic reviews, and monitoring our Code of Ethics, practices, disclosures, sanctions and recordkeeping.

Background

In July 2004, the SEC adopted an important rule (Rule 204A-1) similar to Rule 17j-1 under the Investment Company Act, requiring SEC advisers to adopt a code of ethics. The new rule was designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of advisory firms and their personnel.

Among other things, the Code of Ethics rule requires the following:

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Setting a high ethical standard of business conduct reflecting an adviser's fiduciary obligations;

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Compliance with federal securities laws;

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Access persons to periodically report personal securities transactions and holdings, with limited exceptions;

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Prior approval for any IPO or private placement investments by access persons;

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Reporting of violations;

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Delivery and acknowledgement of the Code of Ethics by each supervised person;

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Reviews and sanctions; and

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Recordkeeping.

A Code of Ethics and related policies and procedures represent a strong internal control with supervisory reviews to detect and prevent possible insider trading, conflicts of interest and potential regulatory violations.

Procedure

The Eudora Funds has adopted procedures to implement the Trust's policy on personal securities transactions and our Code of Ethics and conducts reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended, as appropriate, which include the following:

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Formal adoption of the Trust’s Code of Ethics by the Board of Directors.

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The Chief Compliance Officer annually distributes the current Code of Ethics to all supervised persons and to all new supervised persons upon hire.

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Each supervised person must acknowledge receipt of the Trust's Code of Ethics initially upon hire and annually and return a signed acknowledgement/certification form to the Chief Compliance Officer.

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The Chief Compliance Officer, with other designated officer(s), annually reviews the Trust's Code of Ethics and updates the Code of Ethics as may be appropriate.

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The Chief Compliance Officer periodically reviews access persons' personal transactions/holdings reports.

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The Chief Compliance Officer, or his/her designee, retains relevant Code of Ethics records as required, including but not limited to, Codes of Ethics, as amended from time to time, acknowledgement/certification forms, initial and annual holdings reports, quarterly reports of personal securities transactions, violations and sanctions, among others.

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The Trust provides initial and periodic education about the Code of Ethics, and each person's responsibilities and reporting requirements, under the Code of Ethics.

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The Chief Compliance Officer is responsible for receiving and responding to any client requests for the Trust's Code of Ethics and maintaining required records.

COMPLAINTS

Policy

As a registered investment company, and as a fiduciary to our fund clients, the Trust has adopted this policy, which requires a prompt, thorough and fair review of any investment company client complaint, and a prompt and fair resolution which is documented with appropriate supervisory review.

Background

Based on an investment company's fiduciary duty to its clients and as a good business practice of maintaining strong and long term client relationships, any investment company client complaints of whatever nature and size should be handled in a prompt, thorough and professional manner.  Regulatory agencies may also require or request information about the receipt, review and disposition of any written client complaints.

Responsibility

The Compliance Officer has the primary responsibility for the implementation and monitoring of the complaint policy, practices and recordkeeping for the Trust.

Procedure

The Eudora Funds has adopted procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust's policy is observed, implemented properly and amended or updated as appropriate, which include the following:

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The Eudora Funds maintains a Complaint File for any written complaints received from any investment company clients. For the purpose of this policy complaints received electronically including Fax or E-Mail are deemed to be written complaints.

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Any person receiving any written client complaint is to forward the client complaint to The Eudora Funds designated compliance officer.

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If appropriate, the designated compliance officer will promptly send the client a letter acknowledging receipt of the client's complaint letter indicating the matter is under review and a response will be provided promptly.

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The Compliance Officer will forward the client complaint letter to the appropriate person or department, depending on the nature of the complaint, for research, review and information to respond to the client complaint.

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The Compliance Officer will then either review and approve or draft a letter to the client responding to the client's complaint and providing background information and a resolution of the client's complaint.  Any appropriate supervisory review or approval will be done and noted.

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The Compliance Officer will maintain records and supporting information for each written client complaint in the Fund's complaint file.

CORPORATE RECORDS

Policy

As a registered investment company and legal entity, The Eudora Funds has a duty to maintain accurate and current “Organization Documents.” As a matter of policy, The Eudora Funds maintains all Organization Documents, and related records at its principal office.  All Organization Documents are maintained in a well-organized and current manner and reflect current directors, officers, members or partners, as appropriate. Our Organization Documents will be maintained for the life of the Trust in a secure manner and location and for an additional three years after the termination of the Trust.

Background

Organization Documents, depending on the legal form of an investment company, may include the following, among others:

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Articles of Incorporation, By-laws, etc (for corporations)

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Agreements and/or Articles of Organization (for limited liability companies)

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Partnership Agreements and/or Articles (for partnerships and limited liability partnerships)

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Charters

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Minute Books

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Stock certificate books/ledgers

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Organization resolutions

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Any changes or amendments of the Organization Documents

Responsibility

The Compliance Officer has the responsibility for the implementation and monitoring of our Organization Documents policy, practices, and recordkeeping.

Procedure

The Eudora Funds has adopted procedures to implement the Trust's policy and reviews to monitor and ensure the Trust's policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

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The Eudora Funds or designated corporate officers will maintain the Organization Documents in The Eudora Funds principal office in a secure location.

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Organization Documents will be maintained on a current and accurate basis and periodically reviewed and updated by the designated corporate officers so as to remain current and accurate with The Eudora Funds regulatory filings, among other things.

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Any Corporate Records that can be maintained electronically will be (if feasible).

DISASTER RECOVERY

Policy

As part of its ethical duty to its clients and as a matter of best business practices, the Eudora Funds, and other Eudora affiliates have adopted policies and procedures for disaster recovery and for continuing Eudora Funds business in the event of a disaster. These policies are designed to allow Eudora Asset Management and the Eudora Funds to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that Trust or Fund Advisor might reasonably face given its business and location.

Background

Since the terrorist activities of 9/11/2001, all financial institutions need to establish written disaster recovery and business continuity plans for the Trust’s business. This will allow the Trust to meet their responsibilities to clients as an entity managing portfolio assets, among other things. It also allows a Trust/Funds to meet its regulatory requirements in the event of any kind of disaster, such as a bombing, fire, flood, earthquake, power failure or any other event that may disable the Trust/Funds or prevent access to our office(s).

Responsibility

The Fund Chairman is responsible for maintaining and implementing The Eudora Funds Disaster Recovery and Business Continuity Plan.

Procedure

The Trust is part of the Business Continuity Plan for Eudora Asset Management an affiliate of the Eudora Funds.  Eudora has adopted various procedures to implement the disaster recovery policy and reviews to monitor and ensure the policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

The following individuals have the primary responsibility for implementation and monitoring of the Disaster Recovery Policy on behalf of the Eudora Funds:

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David Cohen is responsible for documenting computer back-up procedures, i.e., frequency, procedure, person(s) responsible, etc.

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David Cohen is responsible for designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations.

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David Kuhr is responsible for identifying and listing key or mission critical people in the event of an emergency or disaster, obtaining their names, addresses, e-mail, fax, cell phone and other information and distributing this information to all personnel.

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David Cohen is responsible for designating and arranging for “hot,” “warm,” or home site recovery location(s) for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations.

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David Cohen is responsible for establishing back-up telephone/communication system for clients, personnel and others to contact the Fund and for the Fund to contact clients.

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David Cohen is responsible for determining and assessing back-up systems for key vendors and mission critical service providers.

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David Kuhr is responsible for reviewing the periodic & actual testing and training for mission critical and all personnel conducted by the affiliate IA which the Funds rely on services from. The Eudora disaster recovery systems will be tested periodically.

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The Eudora Funds Disaster Recovery Plan will be reviewed periodically, and on at least an annual basis, by the Chairman and Board of Directors.

ELECTRONIC COMMUNICATIONS AND SOCIAL MEDIA

Policy

Eudora Funds’ policy provides that e-mail, instant messaging, social networks and other electronic communications are treated as written communications, that such communications must always be of a professional nature, and be in compliance with investment company standards.  Our policy covers electronic communications for the Trust, to or from our clients, any personal e-mail communications within the organization and social networking sites.  Personal use of the Trust’s e-mail (or that of an affiliate) and any other electronic systems is strongly discouraged.  Also, all Fund/Trust and client related electronic communications must be on Eudora’s systems, and use of personal e-mail addresses, personal social networks and other personal electronic communications for Trust or client communications is prohibited.

To the extent that an associated person utilizes a web-page or social networking site for business purposes, all communications that Promote the Eudora Funds are to be fundamentally regarded as advertising (i.e., testimonials are prohibited as are any untrue statements of material fact; information provided must not be false or misleading, etc.) and specific Fund recommendations are expressly prohibited.

Information to be provided or posted to any instant messaging or social media site, provided it is not advertising in nature, may be posted without prior review by the CCO. If the information to be posted is advertising, promotes the Eudora Funds either directly or indirectly, or if the person posting such information is unsure of the nature of the posting, it should be reviewed in advance by the CCO.

All associated person must take due care not to communicate fund portfolio holdings information that is not in compliance with the Trust policy and/or Portfolio Holdings must be disclosed in compliance with information and limitations contained in the Funds’ Statement of Additional Information and/or Prospectus.

In addition, all associated person must take due care in disclosing performance of the Eudora Funds. Because the regulators view electronic communications to be marketing and advertising, mutual fund performance must be made in compliance with the rules set forth by the regulators for investment company securities.  Communications providing performance information requires disclosure for certain time periods and may require additional disclosures based on the information provided.  Finally, communications that promote the Eudora Funds requires that a prospectus document or a link to the current prospectus document be provided.

Background

As a result of recent financial industry issues and several regulatory actions against major firms involving very significant fines, financial industry regulators, e.g., SEC and FINRA are focusing attention on Funds, advisers and broker-dealer policies and practices on the use of e-mail, other electronic communications and retention practices.

All electronic communications are viewed as written communications, and the SEC has publicly indicated its expectation that firms retain all electronic communications for the required record retention periods. If a method of communication lacks a retention method, then it must be prohibited from use by the Trust. Further, SEC regulators also will request and expect all electronic communications of supervised persons to be monitored and maintained for the same required periods. E-mails consisting of spam or viruses are not required to be maintained.

Responsibility

Each associated person has an initial responsibility to be familiar with and follow the e-mail policy with respect to their individual e-mail communications. The Compliance Officer has the overall responsibility for making sure all associated persons are familiar with the Trust’s e-mail policy, implementing and monitoring our e-mail policy, practices and recordkeeping.  The Chairman has day to day responsibility of monitoring e-mail systems for compliance.

Procedure

Eudora Funds has adopted procedures to implement the Trust’s policy and conducts reviews to monitor and ensure that the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

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The Trust’s e-mail policy has been communicated to all persons within the organization and any changes in our policy will be promptly communicated.

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E-mails and any other electronic communications relating to the Eudora Funds and client relationships will be maintained and monitored by David Cohen on an on-going or periodic basis through appropriate software programming or sampling of e-mail, as the Trust deems most appropriate based on the size and nature of our Funds and our business.

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The Trust may provide training and require the approval and monitoring of associated person’s use of social networking sites, e.g., Twitter, Linked-In, and others, for the Trust and client communications on the Trust’s systems (and/or the system of an affiliate).

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Associated persons may be required to provide the Compliance Officer with access to such approved social networking accounts. Furthermore, static content posted on social networking sites that promotes the Eudora Funds must be preapproved by Compliance.

•

The Trust prohibits associated persons from creating or maintaining any individual blogs or network pages that specifically promote the Eudora Funds without Compliance review and approval.

•

The Trust also prohibits any use on social networking sites of any misleading statements and any information about our clients, fund performance or portfolio trading activities without prior Compliance Officer review and approval.

•

The Trust may maintain a database containing approved communications that may be used.

•

The Trust prohibits communications on social networking sites containing recommendations.

•

Electronic communications records will be maintained and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods.

•

The Compliance Officer or designated supervisor may conduct periodic Internet searches to monitor the activities of associated persons to determine if such persons are engaged in activities not previously disclosed to and/or approved by the Trust.

•

Electronic communications will be maintained in electronic media, with printed copies if appropriate, for a period of two years on-site at our offices and at an off-site location for an additional three years.

FUND GOVERNANCE

Policy

No more than 1/3 of the members of the Board of Trustees may be “interested persons” of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act, and only the Trustees who are not interested persons of the Fund (“Disinterested Trustees”) may select and nominate any other Disinterested Trustees.

Responsibility

Chief Compliance Officer or designee will distribute the questionnaires mentioned in this policy, which shall be returned to legal counsel for review.

Procedure

Prior to nomination as a candidate for election to the Board of Trustees and when designated in the future, each Trustee shall receive and complete a questionnaire in which they will be required to disclose their professional affiliations; any ownership interests in the Fund’s investment adviser and principal underwriter; any material transactions or relationships with the Fund’s investment adviser and principal underwriter; and any convictions, orders, decrees, judgments or injunctions relating to the sale of securities, the conduct of the Trustee as an underwriter, investment adviser or broker, or any other conduct specified in Section 9 of the 1940 Act.  This questionnaire will be the basis for determining whether a Trustee is interested or disinterested or otherwise qualified to serve on the Board of Trustees.  Completed questionnaires will be preserved for at least six years, the first two in an easily accessible place, in accordance with Rule 31a-2(a)(4) under the 1940 Act.

Board Committees

The Board of Trustees may organize and appoint Trustees to such committees as it deems appropriate; provided, however, that the Board of Trustees shall at all times have an Audit Committee composed solely of Trustees who are not interested persons of the Fund.  The activities of the Audit Committee shall be governed by a charter, as well as policies and procedures.

Board Vacancies

Vacancies on the Board of Trustees occurring between meetings may be filled by appointment by the remaining Trustees pursuant to procedures adopted by the Board of Trustees, provided that immediately following such appointment at least two-thirds of the Board of Trustees has been elected by shareholders.  If at any time less than a majority of the Trustees have been elected by shareholders, a meeting of shareholders must be held within 60 days to elect Trustees to fill the vacancies, unless the vacancy was caused by the death, disqualification or bona fide resignation of a Trustee, in which case the shareholder meeting must be held within 150 days after the vacancy occurs.

INSIDER TRADING

Policy

The Eudora Funds policy prohibits any supervised person from acting upon, misusing or disclosing any material non-public information, known as inside information. Any instances or questions regarding possible inside information must be immediately brought to the attention of the designated officer, Legal/Compliance Officer or senior management, and any violations of the Trust’s policy will result in disciplinary action and/or termination.

Background

Various federal and state securities laws require broker dealer, investment advisers and mutual funds to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the firm’s business to prevent the misuse of material, nonpublic information in violation of securities laws by the Trust or any person associated with the Trust.

What is Material Information?

Information is “material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities.  No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any questions about whether information is material to the Compliance Officer.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.  Similarly, prepublication information regarding reports in the financial press also may be deemed material.  For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal’s Heard on the Street column.

What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  Tangible evidence of such dissemination is the best indication that the information is public.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones “tape” or the Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

Responsibility

The Compliance Officer has the responsibility for the implementation and monitoring of the Trust’s Insider Trading Policy, practices, disclosures and recordkeeping.

Procedure

The Eudora Funds has adopted various procedures to implement the Trust’s insider trading policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•

The Insider Trading Policy as part of the Code of Ethics is distributed to all supervised persons, and new supervised persons upon hire, and requires a written acknowledgement by each supervised person,

•

Fund personnel must disclose personal securities accounts and report at least quarterly any reportable transactions in their employee and employee-related personal accounts,

•

Supervised persons must report to a designated person or Compliance Officer all business, financial or personal relationships that may result in access to material, non-public information,

•

A designated officer or Compliance Officer reviews all personal investment activity for employee and employee-related accounts,

•

A designated officer or Compliance Officer provides guidance to supervised persons on any possible insider trading situation or question,

•

The Eudora Funds Insider Trading Policy is reviewed and evaluated on a periodic basis and updated as may be appropriate, and

•

A designated officer or Compliance Officer prepares a written report to the Board of Directors and/or legal counsel of any possible violation of the Trust’s Insider Trading Policy for implementing corrective and/or disciplinary action.

NET ASSET VALUE

Policy

Equity securities generally are valued by using market quotations, but may be valued on the basis of prices furnished by a pricing service when the Adviser believes such prices accurately reflect the fair market value of such securities.  Securities that are traded on any stock exchange or on the NASDAQ over-the-counter market are generally valued by the pricing service at the last quoted sale price.  Lacking a last sale price, an equity security is generally valued by the pricing service at its last bid price.  When market quotations are not readily available, when the Adviser determines that the market quotation or the price provided by the pricing service does not accurately reflect the current market value, or when restricted or illiquid securities are being valued, such securities are valued as determined in good faith by the Adviser, in conformity with guidelines adopted by and subject to review of the Board of Trustees of the Trust. See details about Fair Value Pricing below.

Fixed income securities generally are valued by using market quotations, but may be valued on the basis of prices furnished by a pricing service when the Adviser believes such prices accurately reflect the fair market value of such securities.  A pricing service utilizes electronic data processing techniques based on yield spreads relating to securities with similar characteristics to determine prices for normal institutional-size trading units of debt securities without regard to sale or bid prices.  If the Adviser decides that a price provided by the pricing service does not accurately reflect the fair market value of the securities, when prices are not readily available from a pricing service, or when restricted or illiquid securities are being valued, securities are valued at fair value as determined in good faith by the Adviser, in conformity with guidelines adopted by and subject to review of the Board of Trustees.  Short term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation, which the Board has determined will represent fair value.  See details about Fair Value Pricing below.

Performing Fair Value Pricing When Quotes Are Not Readily Available

It is incumbent upon the adviser to consider all appropriate factors relevant to the value of securities for which market quotations are not readily available.  No single standard for determining fair value can be established, since fair value depends upon the circumstances of each individual case.  As a general principle, the current fair value of an issue of securities being valued by the adviser would appear to be the amount that the owner might reasonably expect to receive for them upon their current sale.  Methods that are in accord with this principle may, for example, be based on:

•

A multiple of earnings;

•

A discount from market of a similar freely traded security (including a derivative security or a basket of securities traded on other markets, exchanges or among dealers); or

•

Yield to maturity with respect to debt issues, or a combination of these and other methods.

Fair value determinations cannot be based on what the adviser believes that a buyer may pay at a later time, such as when market conditions change or when the market ultimately recognizes a security’s true value as perceived by the adviser.  Similarly, bonds and other instruments may not be fair valued at par based on the expectation that the Fund will hold the investment until maturity.

Some of the general factors that an adviser should consider in determining a valuation method for an individual issue of securities include, but shall not be limited to:

•

The fundamental analytical data relating to the investment;

•

The nature and duration of restrictions (if any) on disposition of the securities;

•

Evaluation of the forces that influence the market in which these securities are purchased or sold;

•

Changes in interest rates;

•

Government (domestic or foreign) actions or pronouncements; and

•

Other news events.

With respect to securities traded on foreign markets, the adviser should also consider the value of foreign securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity and the trading prices of financial products that are tied to baskets of foreign securities, such as WEBS.

Among the more specific factors that the Fund’s adviser should consider (if applicable) in determining a valuation method for an individual issue of securities are:

•

Type of security;

•

Financial statements of the issuer;

•

Cost at date of purchase;

•

Size of holding;

•

Discount from market value of unrestricted securities of the same class at time of purchase;

•

Special reports prepared by analysts;

•

Information as to any transactions or offers with respect to the security;

•

Existence of merger proposals or tender offers affecting the securities;

•

Price and extent of public trading in similar securities of the issuer or comparable companies; and

•

Other relevant matters.

As a general matter, the Fund’s adviser will value the portfolio security or other asset primarily by reference to the public market if there is a public market for securities of the same class or similar securities; primarily by reference to private transactions if public market reference is not available and private transaction reports are available; and primarily by use of one or more analytical methods or models if public and private market references are not available or not reliable.  The Fund’s adviser will use cost only if no better method of valuation is available.

Background

The net asset value ("NAV") of the shares of the Fund is determined at the close of trading (normally 4:00 p.m., Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business.

Responsibility

Portfolio Managers have the daily responsibility for the implementation and monitoring of our Net Asset Value policy and practices.

Procedure

The Eudora Funds has contracted with third party vendors responsible for calculating net asset value and share price.  Portfolio managers that are familiar with securities and the volatility they may experience in the market should monitor the net asset value and share price for possible errors and omissions by the third party vendor(s).

PERSONAL SECURITIES TRANSACTIONS AND REPORTING

Policy

The Eudora Funds policy allows supervised persons and officers to maintain personal securities accounts provided any personal investing by an employee/officer in any accounts in which the employee/officer has a beneficial interest, including any accounts for any immediate family or household members, is consistent with The Eudora Funds fiduciary duty to fund clients and consistent with the Trust Code of Ethics which discusses this topic in detail.

Each employee/officer/director must identify any personal investment accounts and report all reportable transactions and investment activity on at least a quarterly basis to the Trust’s Compliance Officer, or other designated officer.

Background

In July 2004, the SEC adopted a new rule (Rule 204 A-1), similar to Rule 17j-1 under the Investment Company Act, requiring SEC advisers and mutual funds to adopt a code of ethics that would require, among other things, setting ethical standards and compliance with the securities laws, safeguarding material nonpublic information about clients' transactions and portfolio holdings, and initial and annual reports of securities holdings for access persons.

The investment adviser's policies and procedures (the IA to the funds) represent an internal control and supervisory review to detect and prevent possible inside trading, conflicts of interests and possible regulatory violations.

Responsibility

The Compliance Officer has the responsibility for the implementation and monitoring of our policy on personal securities transactions and activities, practices, disclosures and recordkeeping.

Procedure

The Eudora Funds has adopted procedures to implement the Trust’s policy on personal securities transactions and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•

Certain supervised persons of Trust and its affiliated companies are required to obtain Pre-Trade Authorization (PTA) from the Senior Portfolio Manager or his designee when conducting personal securities transactions.   This process is intended to ensure that the supervised person’s personal securities transactions are conducted in a manner consistent with the fiduciary duty to clients and that order execution priority is provided to the clients.

•

All personal securities transactions are covered except transactions in direct obligations of the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, or shares issued by registered unaffiliated open-end investment companies.

•

Substantive Restrictions on Personnel Investing Activities -- Blackout Periods

o

No access person shall execute a securities transaction on a day during which, to his knowledge, any Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

Reporting

a)

Initial Holdings Reports

1)

Except as otherwise provided below, every access person shall report to the Trust Chief Compliance Officer, no later than 30 days after the person becomes an access person, the following information:

A)

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

B)

The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

C)

The date that the report is submitted by the access person.

D)

Initial Holding Reports must be current as of a date no more that 45 days prior to the date the report is submitted.

2)

 An independent trustee of the Eudora Funds need not make an initial holdings report.

b)

Quarterly Transaction Reports

1)

Except as otherwise provided below, every access person shall report to the Trust Chief Compliance Officer, no later than 30 days after the end of each calendar quarter, the following information:

A)

With respect to transactions in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the covered security:

(i)

The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)

The price of the covered security at which the transaction was effected;

(iv)

The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)

The date that the report is submitted by the access person.

B)

With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)

The name of the broker, dealer or bank with whom the access person established the account;

(ii)

The date the account was established; and

(iii)

The date that the report is submitted by the access person.

2)

An independent trustee of the Eudora Funds need only report a transaction in a covered security in a quarterly transaction report if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Eudora Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the trustee, such covered security was purchased or sold by the Funds or was being considered by the Trust or its investment adviser for purchase or sale by the Funds.

3)

An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the broker trade confirmations or account statements, or in the records of the Trust.

c)

Annual Holdings Reports

1)

Except as otherwise provided below, not later than January 31 of each year, every access person shall report to the Trust annually the following information (which must be current as of December 31 of such year).

A)

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

B)

The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

C)

The date that the report is submitted by the access person.

D)

Annual Holding Reports must be current as of a date no more that 45 days prior to the date the report is submitted.

2)

An independent trustee of the Eudora Funds need not make an annual holdings report.

d)

Exception

A person need not make a report under this section with respect to transactions effected for and covered securities held in, any account over which the person has no direct or indirect influence or control.

e)

Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Supervised persons must report all required information for covered personal securities transactions on a quarterly basis within 30 days of the end of each calendar quarter to the Compliance Officer or other designated officer.

The Compliance Officer will review all supervised persons’ reports of personal securities transactions for compliance with the Trust’s policies, including the Insider Trading Policy, regulatory requirements and the Trust’s fiduciary duty to its clients, among other things.

PORTFOLIO HOLDINGS DISCLOSURE PROCESS

Policy

The Fund is required to include a schedule of portfolio holdings in the annual and semi-annual reports to shareholders, which is sent to shareholders within 60 days of the end of the second and fourth fiscal quarters and which is filed with the SEC on Form N-CSR within 70 days of the end of the second and fourth fiscal quarters.  The Fund also is required to file a schedule of portfolio holdings with the SEC on Form N-Q within 60 days of the end of the first and third fiscal quarters.  The Fund must provide a copy of the complete schedule of portfolio holdings as filed with the SEC to any shareholder of the Fund, upon request, free of charge.  This policy is applied uniformly to all shareholders of the Fund without regard to the type of requesting shareholder (i.e., regardless of whether the shareholder is an individual or institutional investor).  The Fund may also, from time to time, list the Fund's top ten holdings on its website.  The Fund may enter into ongoing arrangements to release portfolio holdings to rating agencies, such as Morningstar or Lipper, in order for the agencies to assign a rating or ranking to the Fund.  Portfolio holdings will be supplied to rating agencies no more frequently than quarterly and only after the Fund has filed a Form N-CSR or Form N-Q with the SEC.  The Fund currently does not have any ongoing arrangements to release portfolio holdings information to rating agencies.

Pursuant to policies and procedures adopted by the Board of Trustees, the Fund has ongoing arrangements to release portfolio holdings information on a daily basis to the Adviser, Transfer Agent, Fund Accounting Agent and Custodian and on an as needed basis to other third parties providing services to the Fund.  The Adviser, Transfer Agent, Fund Accounting Agent and Custodian receive portfolio holdings information daily in order to carry out the essential operations of the Fund.  The Fund discloses portfolio holdings to their auditors, legal counsel, proxy voting services (if applicable), pricing services, printers, parties to merger and reorganization agreements and their agents, and prospective or newly hired investment advisers or sub-advisers.  The lag between the date of the information and the date on which the information is disclosed will vary based on the identity of the party to whom the information is disclosed.  For instance, the information may be provided to auditors within days of the end of an annual period, while the information may be given to legal counsel at any time.

The Fund, the Adviser, the Transfer Agent, the Fund Accounting Agent and the Custodian are prohibited from entering into any special or ad hoc arrangements with any person to make available information about the Fund's portfolio holdings without the specific approval of the Board.  Any party wishing to release portfolio holdings information on an ad hoc or special basis must submit any proposed arrangement to the Board, which will review the arrangement to determine (i) whether the arrangement is in the best interests of the Fund's shareholders, (ii) the information will be kept confidential (based on the factors discussed below),  (iii) whether sufficient protections are in place to guard against personal trading based on the information, and (iv) whether the disclosure presents a conflict of interest between the interests of Fund shareholders and those of the Adviser, or any affiliated person of the Fund or the Adviser. Additionally, the Adviser, and any affiliated persons of the Adviser, are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund's portfolio holdings. The Fund's Chief Compliance Officer monitors compliance with these procedures, and reviews their effectiveness on an annual basis.

Information disclosed to third parties, whether on an ongoing or ad hoc basis, is disclosed under conditions of confidentiality.  "Conditions of Confidentiality" include (i) confidentiality clauses in written agreements, (ii) confidentiality implied by the nature of the relationship (e.g., attorney-client relationship), (iii) confidentiality required by fiduciary or regulatory principles (e.g., custody relationships) or (iv) understandings or expectations between the parties that the information will be kept confidential.  The agreements with the Fund's Adviser, Transfer Agent, Fund Accounting Agent and Custodian contain confidentiality clauses, which the Board and these parties have determined extend to the disclosure of nonpublic information about the Fund's portfolio holdings and the duty not to trade on the non-public information.  The Fund believes, based upon its size and history, that these are reasonable procedures to protect the confidentiality of the Fund's portfolio holdings and will provide sufficient protection against personal trading based on the information.

Background

The SEC requires that mutual funds disclose their Portfolio Holdings Disclosure Process in the “Statement of Additional Information” for the Funds.  In creating this requirement, the SEC objective is that funds do not place shareholders or a group of shareholders at a disadvantage to others.  In instances where the Investment Advisor to the Funds could have a conflict of interest between shareholders of the Funds and the investment advisor (or an affiliated entity), the advisor is required to take action to eliminate the conflict of interest, take the issue to an independent group (such as the Independent Board of Directors of the Fund), or take no action in order to honor its fiduciary duty to the fund shareholders.

Responsibility

The Fund's investment professionals are responsible for being knowledgeable of this policy and make only those portfolio disclosures in accordance with this policy.  The Trust's Chief Compliance Officer monitors compliance with these procedures, and reviews their effectiveness on an annual basis.

Procedures

The Trust's Chief Compliance Officer will monitor compliance with these procedures, and reviews their effectiveness by any or all of the following methods available:

•

Review of E-mail.

•

Monitoring Phone Conversations

•

Certifications

•

Networking on compliance efforts of the IA Compliance Officers

PORTFOLIO INVESTMENT PROCESS

Policy

As a registered investment company, and as a fiduciary to our fund clients, Eudora Asset Management and its portfolio managers are required, and as a matter of policy, to make investments in the mutual fund portfolios consistent with investment objectives and limitations (if any) as stated in the prospectus.

Background

The U.S. Supreme Court has held that Section 206 (Prohibited Activities) of the Investment Adviser Act imposes a fiduciary duty on investment advisers by operation of law (SEC v. Capital Gains Research Bureau, Inc., 1963).

Also, the SEC has indicated that an adviser has a duty, among other things, to ensure that its investment advice is suitable to the client's (Mutual Fund) objectives, needs and circumstances, (SEC No-Action Letter, In re John G. Kinnard and Co., publicly available 11/30/1973).

Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the client and to always place the client's interests first and foremost.

As part of this duty, a fiduciary and an adviser with such duties, must eliminate conflicts of interest, whether actual or potential, or make full and fair disclosure of all material facts of any conflicts so a client, or prospective client, may make an informed decision in each particular circumstance.

Responsibility

The Trust's investment professionals that are responsible for the Fund portfolios have the primary responsibility for determining and knowing each Fund's investment circumstances and managing the Fund portfolios consistent with the funds’ objectives, permitted investments and limitations placed on the funds due to rule or regulation.  The Eudora Funds have designated the Chairman as having the overall responsibility for the implementation and monitoring of our investment process, policy, practices, disclosures and recordkeeping for the funds.  The Fund's Compliance Officer will monitor compliance with these procedures, and review their effectiveness on a periodic basis.

Procedure

Eudora Asset Management has adopted procedures to implement the Trust's policy and reviews to monitor and ensure the Trust investment policy is observed consistent with the fund prospectus as amended or updated.

PRIVACY

Policy

As a registered investment company, the Eudora Funds must comply with SEC Regulation S-P (or other applicable regulations), which requires registered investment companies to adopt policies and procedures to protect the “nonpublic personal information” of natural person consumers and customers and to disclose to such persons policies and procedures for protecting that information. Nonpublic personal information includes nonpublic “personally identifiable financial information” plus any list, description or grouping of customers that is derived from nonpublic personally identifiable financial information. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients of the Eudora Funds and data or analyses derived from such nonpublic personal information.  The Eudora Funds must also comply with the California Financial Information Privacy Act (SB1) if the Funds do business with California consumers.

Background

The purpose of these privacy policies and procedures is to provide administrative, technical and physical safeguards which assist supervised persons in maintaining the confidentiality of nonpublic personal information collected from the consumers and customers of an investment company. All nonpublic information, whether relating to an investment company's current or former clients, is subject to these privacy policies and procedures. Any doubts about the confidentiality of client information must be resolved in favor of confidentiality.

Responsibility

The Compliance Officer is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting the Eudora Funds client privacy goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. The Compliance Officer may recommend to the Chairman or Board of Directors any disciplinary or other action as appropriate. The Compliance Officer or designee is also responsible for distributing these policies and procedures to supervised persons and conducting appropriate training to ensure adherence to these policies and procedures.

Procedure

The Eudora Funds has adopted various procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•

Non-Disclosure of Client Information

o

The Eudora Funds maintains safeguards to comply with federal and state standards to guard each client’s nonpublic personal information. The Eudora Funds does not share any nonpublic personal information with any nonaffiliated third parties, except in the following circumstances:

▪

As necessary to provide the service that the client has requested or authorized, or to maintain and service the client’s account;

▪

As required by regulatory authorities or law enforcement officials who have jurisdiction over The Eudora Funds, or as otherwise required by any applicable law; and

▪

To the extent reasonably necessary to prevent fraud and unauthorized transactions.

o

Supervised persons are prohibited, either during or after termination of their employment, from disclosing nonpublic personal information to any person or entity outside The Eudora Funds, including family members, except under the circumstances described above. An employee is permitted to disclose nonpublic personal information only to such other supervised persons who need to have access to such information to deliver services to the client.

•

Security of Client Information

o

The Eudora Funds restricts access to nonpublic personal information to those supervised persons who need to know such information to provide services to our clients.

o

Any employee who is authorized to have access to nonpublic personal information is required to keep such information in a secure compartment or receptacle on a daily basis as of the close of business each day. All electronic or computer files containing such information shall be password secured and firewall protected from access by unauthorized persons. Any conversations involving nonpublic personal information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

•

Privacy Notices

o

The Eudora Funds will provide each client with initial notice of the Trust’s current policy when the client relationship is established. The Eudora Funds shall also provide each such client with a new notice of the Trust’s current privacy policies at least annually.  If, at any time, The Eudora Funds adopts material changes to its privacy policies, the Trust shall provide each such client with a revised notice reflecting the new privacy policies. The Compliance Officer is responsible for ensuring that required notices are distributed to the Eudora Funds consumers and customers.

o

If The Eudora Funds shares nonpublic personal information relating to a California consumer with an affiliated company under circumstances not covered by an exception under SB1, the Eudora Funds will deliver to each affected consumer an opportunity to opt out of such information sharing.

PRIVACY NOTICE

THE EUDORA FUNDS

Rev. July 2012

FACTS	WHAT DOES THE EUDORA FUNDS DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information.  Federal law gives consumers the right to limit some, but not all sharing.  Federal law also requires us to tell you how we collect, share, and protect your personal information.  Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depends on the product or service that you have with us. This information can include:

•

Social Security number and wire transfer instructions

•

Account transactions and transaction history

•

Investment experience and purchase history
When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers' personal information to run their everyday business.  In the section below, we list the reasons financial companies can share their customers' personal information; the reasons The Eudora Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information:	Does The Eudora Funds share information?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus.	YES	NO
For our marketing purposes - to offer our products and services to you.	NO	We don't share
For joint marketing with other financial companies.	NO	We don't share
For our affiliates' everyday business purposes - information about your transactions and records.	NO	We don't share
For our affiliates' everyday business purposes - information about your credit worthiness.	NO	We don't share
For our affiliates to market to you	NO	We don't share
For non-affiliates to market to you	NO	We don't share
QUESTIONS?		Call 1-866-232-3837

PROCESSING OF FUND SHARES

Background

Rule 22c-1 of the 1940 Act states that:  “No registered investment company issuing any redeemable security, no person designated in such issuer’s prospectus as authorized to consummate transactions in such security, and no principal underwriter of, or dealer in, any such security shall sell, redeem, or repurchase any such security except at a price based on the current net asset value of such security which is next computed after receipt of a tender of such security for redemption or of an order to purchase or sell such security.”

Policy

All orders to purchase and redeem shares of the Fund will be:

•

In compliance with all applicable state and federal laws and regulations and the rules and regulations of authorized regulatory authorities;

•

In accordance with the terms and conditions of the current Fund prospectus and Statement of Additional Information; and

•

Subject to the terms and conditions of the dealer/sales and service agreement between the distributor, if utilized by the Fund, and financial intermediaries who sell the Fund, if applicable.

Responsibility

1.

The Fund’s Transfer Agent and Distributor are primarily responsible for compliance with this policy.  If the Fund does not have a Distributor, the Transfer Agent is the sole primarily responsible party for compliance with this policy.

2.

As part of its annual compliance review, the Fund’s Chief Compliance Officer will review and approve the transfer agent’s policies and procedures regarding the purchase and redemption of Fund shares, including policies and procedures designed to prevent late trading.

3.

The Fund will request from the transfer agent assurances that its policies and procedures regarding the pricing of Fund shares are effectively administered.

Procedure

All orders for the purchase of Fund shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share (“NAV”) plus any applicable initial sales load) and all orders for redemption of any shares shall be executed at NAV, in each case as described in the Fund prospectus.  The Fund will deduct any applicable deferred sales charge (contingent or otherwise), redemption fee, or similar charge or fee prior to the transmission of the redemption proceeds to shareholders and financial intermediaries or their customers.

It is a violation of policy for an employee of the distributor or transfer agent to affect or facilitate an after-close purchase or redemption at the same day’s NAV, except as provided in the Fund’s As-Of Trading Policy.

Fund Direct Business

(When the Fund accepts orders directly from new and existing shareholders without the involvement of an intermediary).

1.

Orders received by the Fund prior to the close of trading on the New York Stock Exchange (“NYSE”) (generally, 4:00 p.m., Eastern Time (“ET”))(“Market Close”) on any day that the Fund is open for business (“Day 1”) will receive the NAV calculated as of the Market Close on Day 1.  These orders are referred to as “Day 1 Trades”.

2.

Orders received by the Fund after the Market Close on Day 1, but prior to the Market Close on the next day that the Fund is open for business (“Day 2”) will receive the NAV calculated on Day 2.  These order are referred to as “Day 2 Trades”.

3.

On occasion the NYSE closes before 4:00 p.m. ET.  When the NYSE closes early, the NAV will be calculated as of the time the NYSE closes.  Orders received after the NYSE close will be treated as Day 2 Trades.

4.

Money market funds, if any, may have cut-off times earlier or later than 4:00 p.m. ET as specified in the prospectus.

Financial Intermediary Business

1.

A financial intermediary is required to submit to the Fund, electronically or via fax, Day 1 Trades by 8:00 a.m. ET (or such other time as agreed upon by the parties, but in no event later than 9:30 a.m. ET (“Market Open”)) on Day 2 to receive the NAV calculated on Day 1.

2.

Purchase and redemption orders received by a financial intermediary after the Market Close on Day 1, but prior to the Market Close on Day 2, (i.e., Day 2 Trades”), shall be submitted to the Fund on Day 2 and will receive the NAV calculated on Day 2.

3.

Dealer/sales and service agreements with financial intermediaries shall include language substantially as follows:

4.

“Financial intermediary confirms that it will be considered the Fund’s agent for purposes of Rule 22c-1 under the 1940 Act.  Financial intermediary may authorize such other intermediaries as it deems appropriate (“Correspondents”) to receive orders on the Fund’s behalf for purposes of Rule 22c-1 under the Investment Company Act.  Financial institution shall be liable to the Fund for each Correspondent’s compliance with this section of the dealer/sales and service agreement to the same extent as if financial intermediary itself had acted or failed to act instead of the Correspondent.  Financial intermediary acknowledges that it has:

a.

Adopted and implemented procedures reasonably designed to prevent orders received after the Market Close on any day that the Fund is open for business from being improperly aggregated with orders received prior to the Market Close; and

b.

Determined that each Correspondent has adopted and implemented its own internal procedures reasonably designed to prevent orders received after the Market Close on any day that the Fund is open for business from being improperly aggregated with orders received prior to the Market Close.”

General

The Fund will consider Day 1 Trades received in accordance with the time frames described above to have been received by the Fund prior to the Market Close on Day 1 for all purposes, including effecting distributions.

Market Timing Policy

The Fund does not authorize market-timing activities by shareholders.  Market timing is an investment strategy using frequent purchases, redemptions and/or exchanges in an attempt to profit from short-term market movements.  The Transfer Agent helps monitor for potential market timing activities. The Board of Trustees has instituted a Redemption Fee Policy as a deterrent to market timing activity. This policy is disclosed in the Fund Prospectus. The Fund may reject purchase orders or temporarily or permanently revoke exchange privileges if the Fund reasonably believes that an investor is engaged in market timing activities.

It is a violation of policy for an officer or trustee of the Fund to knowingly facilitate a mutual fund purchase, redemption or exchange where the shareholder executing the transaction is engaged in any activity, which violates the terms of the Fund’s Prospectus or Statement of Additional Information.

PROCESSING OF FUND SHARES – AS OF TRADING POLICY

Background

“As-of” trades are transactions requiring a fund share price from a trade date prior to the current processing date.  The request for an “as-of” trade result from a variety of situations, including but not limited to the following: processing errors; price, rate or dividend corrections; transmissions which omit transactions; and operational difficulties due to volume or systems difficulties.  “As-of” trades may be generated by the fund’s transfer agent, financial intermediaries, or the fund.

Trades processed on an “as-of” basis are a technical violation of the 1940 Act.  In addition, “as-of” trading may create potential dilution to existing shareholders.

Policy

•

The Fund will review “as-of” trades on a daily basis.  All individual “as-of” trades resulting in a loss to the Fund of $250 or greater will be accumulated each month.  The losses will be assigned to the financial intermediary that caused the original error and invoices for the amount of the accumulated losses will be sent to the financial intermediary on a monthly basis.

•

Financial intermediaries may not use prior or future gains generated as a result of their “as-of” trades to offset transaction losses.  In the case of multiple “as-of” trades on the same day in the same investor account, the Fund will net the gain and loss for trades that represent a net loss of over $10,000 to the financial intermediary.

•

Financial intermediaries who do not settle their liabilities with the Fund within 30 days of receipt of an invoice may be subject to the reversal of the previous “as-of” trades for which invoices are outstanding and prohibited from any future “as-of” trades.  In addition, if permitted by the Fund’s agreement with the financial intermediary, the Fund may reduce the amount of commissions, 12b-1 fees and service and other fees, if any in the amount of the “as-of” invoice if payment is 30 days past due.

Responsibility

•

The Fund’s distributor shall have primary responsibility for ensuring compliance with this policy.  If the Fund does not have a distributor, the transfer agent shall be primarily responsible.

•

All “as-of” trades require review and written approval by a distributor, if applicable, or transfer agent supervisor.

•

The distributor, if applicable, or transfer agent will randomly sample “as-of” trades to confirm that the financial intermediary or the Fund had received the original order prior to market close.

•

All “as-of” trades shall be reported to the Fund’s Chief Compliance Officer.

PROXY VOTING

Policy

The Eudora Funds, as a matter of policy and as when acting in a fiduciary capacity for our clients, has responsibility for voting proxies for portfolio securities consistent with the best economic interests of the clients and consistent with stated investment objectives of the fund. The Trust maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures and regulatory filings about our proxy policies and practices. Our policy and practice includes the responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the Fund with respect to the voting of proxies; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients;

Responsibility

The Chairman has the responsibility for the implementation and the Compliance Officer has responsibility for monitoring of our proxy voting policy, practices, disclosures and record keeping, including outlining our voting guidelines in our procedures.

Procedure

The Board of Trustees of the Trust has delegated responsibilities for decisions regarding proxy voting for securities held by the Fund to the Adviser.  The Adviser will vote such proxies in accordance with its proxy policies and procedures. In some instances, the Adviser may be asked to cast a proxy vote that presents a conflict between the interests of the Fund's shareholders, and those of the Adviser or an affiliated person of the Adviser.  In such a case, the Trust's policy requires that the Adviser abstain from making a voting decision and to forward all necessary proxy voting materials to the Trust to enable the Board of Trustees to make a voting decision.  The Adviser shall make a written recommendation of the voting decision to the Board of Trustees, which shall include: (i) an explanation of why it has a conflict of interest; (ii) the reasons for its recommendation; and (iii) an explanation of why the recommendation is consistent with the adviser's (or sub-adviser's) proxy voting policies.  The Board of Trustees shall make the proxy voting decision that, in its judgment, after reviewing the recommendation of the Adviser, is most consistent with the Adviser's proxy voting policies and in the best interests of Fund shareholders.  When the Board of Trustees of the Trust is required to make a proxy voting decision, only the Trustees without a conflict of interest with regard to the security in question or the matter to be voted upon shall be permitted to participate in the decision of how the Fund's vote will be cast.

Eudora Asset Management has adopted a proxy voting policy which the Trust believes is reasonably designed to ensure that proxies are voted in the best interests of each Fund and its shareholders, consistently with stated investment objectives.

The Advisor uses what the Trust believes are reasonable efforts to identify circumstances in which there is a conflict of interest in voting proxies between the interests of Fund shareholders, on the one hand, and those of the Advisor or any affiliated person of the Advisor, on the other hand.

In order to comply with applicable law relating to the voting of securities of other investment companies, if a Fund holds shares of another investment company, Eudora will not vote such shares.

The Fund votes proxies relating to the following substantive matters as described with respect to each matter listed below.  Where a proxy proposal is presented which is not listed below, the Trust will vote in accordance with the most similar applicable policy which is stated below, or on a case-by-case basis in the manner which it believes will maximize the client’s investment return.  If a conflict of interest is identified, and no general proxy voting policy on the matter is presented, the Trust will take other reasonable steps to help assure that the votes cast are in the client’s best interests.

The Eudora Funds has adopted procedures to implement the Funds’ policy and reviews to monitor and ensure the Fund’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•

Voting Procedures

o

All proxy materials received on behalf of the Funds will be forwarded to the Portfolio Manager or his/her designee

o

The portfolio manager will determine which funds hold the security to which the proxy relates;

o

Absent material conflicts, the portfolio manager will determine how The Eudora Funds should vote the proxy in accordance with applicable voting guidelines, complete the proxy and vote the proxy in a timely and appropriate manner.

•

Client Requests for Information

o

All client requests for information regarding proxy votes, or policies and procedures, received by any supervised person should be forwarded to the Compliance Officer.

o

In response to any request the portfolio manger may prepare a written response to the client with the information requested, and as applicable will include the name of the issuer, the proposal voted upon, and how The Eudora Funds voted the fund proxy with respect to each proposal about which client inquired.

•

Annual Disclosure of Proxy Voting

Form N-PX is used by Funds to file reports with the SEC containing the Fund’s proxy voting record for the most recent 12-month period ended June 30.    The Form must be filed not later than August 31 of each year.  The following information must be collected for the Trust separately for each series of the Trust (a “Fund”) in order to complete and file Form N-PX:

1.

The name of the issuer of the portfolio security;

2.

The exchange ticker symbol of the portfolio security;

3.

The CUSIP number (may be omitted if it is not available through reasonably practicable means);

4.

The shareholder meeting date;

5.

A brief description of the matter voted on;

6.

Whether the matter was proposed by the issuer or the security holder;

7.

Whether the Fund cast its vote on the matter;

8.

How the Fund cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors)

9.

Whether the Fund cast its vote for or against management

•

Voting Guidelines

o

In the absence of specific voting guidelines, the Eudora Funds will vote proxies in the best interests of each fund consistent with the investment objectives of the fund.

Specific Proxy Voting Guidelines

Eudora Asset Management - Proxy Voting Policy

The Investment Advisor reserves the right to deviate from the general provisions contained within any part of this policy, and to vote against any issue regardless of the nature of the issue, if by doing so we protect the shareholder’s interest and value.

The Firm will generally vote proxies in the following manner:

Routine Matters

On routine matters, the Firm will support management and vote for the following proposals:

•

An increase in the authorized number of common shares;

•

An increase in authorized preferred shares which have one vote per share;

•

Routine election of directors;

•

Selection of auditors;

•

Directors’ liability and indemnification;

•

Employee stock purchase or ownership plans;

•

Name changes; and

•

Time and location of annual or special meetings.

Social Issues

On social issues, the onus of social responsibilities resides with management, and therefore, the Firm will vote against shareholder proposals that:

•

Place restrictions on military contracting;

•

Limit trading opportunities with communist countries;

•

Restrict the marketing of controversial product;

•

Limit corporate political activities;

•

Limit charitable contributions;

•

Enforce a policy regarding human rights;

•

Enforce a policy on employment practices; and

•

Limit environmental practices.

Executive Compensation

On issues of executive compensation, the Firm believes that executives need to be fairly compensated and properly motivated. As such, the Firm will exercise their best judgment as to executive incentive plans for:

•

Compensation or salary issues;

•

Incentive plans; and

•

Stock option plans.

Anti-takeover

On anti-takeover proposals, the Firm will vote against any proposal that reduces the likelihood of a business combination that would be in the best interests of all shareholders. Therefore, management will vote against proposals that:

•

Create super majority provisions requiring shareholder approval greater than two-thirds;

•

Issue share purchase rights that would be anti-takeover in nature; and

•

Authorize a new class of common or preferred stock to reduce the likelihood of a business combination.

Voting Procedures

Proxy statements are to be reviewed and voted by a Portfolio Manager or another designated person. A record will be made and maintained of all votes.

Proxy Vote Record Retention

Proxy voting forms are to be retained for five years.

REGISTRATIONS AND REGULATORY REPORTING

Policy

As a registered investment company, the Eudora Funds maintains its registrations on an annual basis for the Eudora Funds, state filings, as appropriate, and any other filing as needed to maintain registrations.

The Eudora Funds policy is to monitor and maintain all appropriate registrations that may be required for providing mutual funds services to our clients in any location. Eudora staff and/or third party providers are designated to monitor the state residences of our fund clients, and will not provide fund services unless appropriately registered as required, or a de minimis or other exemption exists.

Background

In accordance with the registration requirements, investment company firms are required to be registered either with the Securities and Exchange Commission (SEC) and /or with the state(s) in where the Eudora Funds maintains a place of business and/or is otherwise required to register in accordance with each individual state(s) regulations and de minimis requirements. The registered investment company or third party provider is required to maintain such registrations on an annual basis through the timely payment of renewal fees and filings on behalf of the funds.

Responsibility

The Compliance Officer has the responsibility for the implementation and monitoring of our registration policy, practices, disclosures and recordkeeping.

Procedure

Eudora Funds has adopted various procedures to implement the Trust’s policy and reviews to monitor and ensure the Trust’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•

The Compliance Officer, or other designated officer or third party provider of services, monitors the state residences of fund clients, and the funds will not offer the fund to resident of a state unless appropriately registered as required, or a de minimis or other exemption exists.

•

The Compliance Officer, other designated officer, or service provider will monitor the Eudora Fund's state registration requirements on an on-going as well as a periodic basis.

•

Registration filings are made on a timely basis and appropriate files and copies of all filings are maintained by the Compliance Officer, other designated officer or third party service provider.

The Fund’s Chief Compliance Officer shall oversee or review the preparation and/or filing of the Fund’s reports and documents filed with regulators which may include:

•

Form N-1A

•

Firm 24f-2

•

Blue Sky/State Securities Registrations

•

Schedules 13G and/or 13D

•

Quarterly Fund Holdings

•

N-SAR and N-CSR

•

Form N-PX.

The Chief Compliance Officer may delegate the actual drafting and filing of the these filings and documents to another party(ies).

SARBANES OXLEY DISCLOSURE CONTROLS AND PROCEDURES

Background

The Sarbanes-Oxley Act (the “Act”), adopted by Congress in July 2002, imposes requirements on registered investment companies designed to ensure the integrity, accuracy and completeness of Securities and Exchange Commission (“SEC”) filings and periodic reports.  Under the final rules adopted by the SEC pursuant to Section 302 of the Act, the principal executive officer (the “President”) and principal financial officer (the “Treasurer”) of each investment company are required to certify semi-annual and annual reports filed under the Securities Exchange Act of 1934 (the “1934 Act”) and quarterly reports under the Investment Company Act of 1940 (the “1940 Act”), and to file certifications (the “Certifications”) with those reports on Forms N-CSR or N-Q, as appropriate (the “Report” or “Reports”).

As part of the Certification, the President and Treasurer must certify that they have designed “disclosure controls and procedures to ensure that material information relating to the investment company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the time the Reports are being made.”  Furthermore, the President and Treasurer must also certify that they have “evaluated the effectiveness of the investment company’s controls and procedures,” disclosed any deficiencies in such controls or procedures to the investment company’s auditors and audit committee, and taken various other measures.

To implement this new requirement for investment companies, the SEC amended Rule 30b2-1 under the 1940 Act to require the filing of a Form N-CSR (i.e., a certified shareholder report) containing a copy of any required shareholder report not later than 10 days after its transmission to stockholders, and added Rule 30b1-5 of the 1940 Act to require the filing of a Form N-Q (i.e., a quarterly report) containing a schedule of fund investments.  Both Form N-CSR and Form N-Q require (i) additional information regarding disclosure controls and procedures (pursuant to Rule 30a-2 of the 1940 Act), and (ii) the certification required by Section 302 of the Act.

Responsibility

The Compliance Officer has the responsibility for implementing and monitoring this policy.  The President and Treasurer have the responsibility of carrying out the procedure and utilizing resources both internally and externally to meet the objectives of this policy.  This President is the designated person is also responsible for maintaining, as part of The Eudora Funds books and records, copies of all reports and certifications in accordance with applicable recordkeeping requirements.

Procedure

Purpose of Procedures

The Eudora Funds (the “Trust”) is committed to meeting its obligations and duties under applicable law, including requirements under the Act, the 1940 Act, and the 1934 Act.  The Trust is adopting these Disclosure Controls and Procedures to comply with the applicable law and regulations, ensure accurate and complete disclosures in the Reports, and enable the Trust’s President and Treasurer to make the required Certifications.

I.

Periodic Review of Disclosure Controls and Procedures

These Procedures must be evaluated within 90 days prior to filing any Report to ensure that information required to be disclosed in each Report is recorded, processed, summarized, and reported within SEC timeframes and that such information is accumulated and communicated to fund management, as appropriate, to permit timely and appropriate decisions regarding the required disclosures to be made.  The Trust’s Treasurer will arrange one or more meetings with a representative of [         ], the service provider responsible for the preparation of the Reports (the “Service Provider”), to evaluate these Procedures and to discuss the Service Provider’s internal controls.  The meeting(s) may be conducted by telephone.  The Treasurer will ensure that the periodic reviews are conducted as frequently as needed to satisfy the 90 day requirement, and that the evaluation process is adequately documented.

II.

Preparation of Reports

A.

The Service Provider, with the assistance of the Trust’s investment adviser and others (as deemed necessary or advisable by the Service Provider), will use its best efforts to complete the initial draft of each Report within 30 days after the end of the reporting period.  Form N-Q and Form N-CSR include a description of the information that must be included in the applicable Report.  SO Exhibit A describes the information that must be disclosed in the annual and semi-annual reports to shareholders.  SO Exhibit B describes the procedures utilized by the Service Provider in preparing the initial draft Report.

B.

The Service Provider will then circulate the initial draft Report to each of the following person(s):

i.

The portfolio manager;

ii.

The Secretary and Treasurer of the Trust; and

iii.

Representative(s) of the Service Provider who are directly involved in the Trust’s financial calculations and creation of the draft of the Report.

If necessary, the Service Provider will consult with the Trust’s legal counsel regarding any event that may require disclosure and/or SEC reporting requirements. Corrections, additions and changes to the draft of the Report will be made by the Service Provider.

III.

Sub-Certifications

A.

The Service Provider will then deliver to the Treasurer a sub-certification from a supervisor at the Service Provider in the form attached as SO Exhibit C-1.  Attached thereto will be a “Certification of Review of the Draft Report” from each representative of the Service Provider who is directly involved in the Trust’s financial calculations and creation of the draft of the Report, in the form attached as SO Exhibit C-2.  If each such representative cannot give each of the assurances set forth in the certificate, corrective actions will be taken by the Service Provider as appropriate.

B.

The Treasurer will then be required to obtain the following additional sub-certifications:

i.

Certificate of the portfolio manager to the President and Treasurer in the form attached as SO Exhibit D

ii.

If the Report is filed on Form N-CSR, the Certificate of the Fund Secretary to the President and Treasurer in the form attached as SO Exhibit E.

C.

Review by Counsel and Auditors

Following the receipt of the “Sub-Certifications” discussed above, and with regard to each series of the Trust to which the Report relates, the Service Provider will then circulate the revised draft for review and comment to the Trust’s legal counsel and, if the Report is audited, to the Trust’s auditors.  Corrections, additions and changes to the draft Report will be made by the Service Provider.

IV.

Disclosure to Auditors and Audit Committee.

If the President, Treasurer or Compliance Officer have knowledge of:

A.

Any significant deficiencies in the design or operation of the Trust’s internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data and identify for the Trust’s auditors any material weakness in the internal controls; or

B.

Any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal controls, he or she will report this to the Trust’s audit committee and outside auditors as soon as practicable.

The report may be made by telephone, in writing, or during an audit committee meeting, and is required only if the President, Treasurer or Compliance Officer have relevant information to disclose.

V.

Final Review of Report by the President and Treasurer

After having completed the steps above, the Service Provider will present the final draft of the Report to the President and Treasurer for their review and signature.

SUPERVISION, INTERNAL CONTROLS AND ANNUAL REVIEWS

Policy

The Eudora Funds has adopted these written policies and procedures which are designed to set standards and internal controls for the Trust/Funds, its supervised persons, and its businesses and are also reasonably designed to detect and prevent any violations of regulatory requirements and the policies and procedures. Every employee and manager is required to be responsible for and monitor those individuals and departments he or she supervises to detect, prevent and report any activities inconsistent with the Trust’s procedures, policies, high professional standards, or legal/regulatory requirements.

Background

The SEC has adopted a new anti-fraud rule titled Compliance Procedures and Practices under the Investment Company Act requiring more formal compliance programs for all SEC registered investment companies effective 2/5/2004. The new Compliance Procedures and Practices rule makes it unlawful for a SEC investment company to provide investment advice to clients unless the adviser:

1.

Adopts and implements written policies and procedures reasonably designed to prevent violations by the Funds and its supervised persons;

2.

Reviews, at least annually, the adequacy and effectiveness of the policies and procedures;

3.

Designates a chief compliance officer who is responsible for administering the policies and procedures; and

4.

Maintains records of the policies and procedures and annual reviews.

The SEC is authorized to take action against an investment company or any associated person who has failed to supervise reasonably in an effort designed to prevent violations of the securities laws, rules and regulations. This section also provides that no person will be deemed to have failed to supervise reasonably provided:

1.

There are established procedures and a system which would reasonably be expected to prevent any violations;

2.

And such person has reasonably discharged his duties and obligations under the Trust's procedures and system without reasonable cause to believe that the procedures and system were not being complied with.

Responsibility

Every supervised person has a responsibility for knowing and following the Trust’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Chairman, or a similarly designated officer, has overall supervisory responsibility for the Trust.

The Compliance Officer has the overall responsibility for monitoring and testing compliance with The Eudora Funds policies and procedures. Possible violations of these policies or procedures will be documented and reported to the appropriate officers for remedial action. Repeated violations, or violations that the Compliance Officer deems to be of serious nature, will be reported by the Compliance Officer directly to the Chairman, or a similarly designated officer, and/or the Board of Directors.

Procedure

The Eudora Funds has adopted various procedures to implement the Trust’s policy, reviews and internal controls to monitor and ensure the Trust’s supervision policy is observed, implemented properly and amended or updated, as appropriate which including the following:

•

Adoption and maintenance of a current organization chart reflecting names, titles, responsibilities and supervisory structure.

•

Designated a chief compliance officer as responsible for implementing and monitoring the Trust's compliance policies and procedures.

•

An Annual Compliance Meeting.

•

Written policies and procedures with statements of policy, designated persons responsible for the policy and procedures designed to implement and monitor the Trust's policy.

•

Annual review of the Trust’s policies and procedures by the Compliance Officer and Board of Directors so as to remain adequate, effective, current, meet regulatory requirements and be consistent with the Trust’s business.

•

Conduct an Annual Risk Assessment with the Fund Executive Officer and others as needed in order to obtain a realistic assessment of risk, actions taken to avoid risk, reduce risk, share risk and accept risk.

•

Maintaining appropriate records of the Trust's annual review and changes to the Trust's policies and procedures.

•

Periodic reviews of supervised persons activities, e.g., personal trading.

•

Annual written representations by supervised persons as to understanding and abiding by the Trust’s policies.

•

Supervisory reviews and sanctions for violations of the Trust’s policies or regulatory requirements.

Rule 38a-1 requires that the Fund’s Board of Trustees, including a majority of the independent Trustees, approve the Fund’s Compliance Program and the Compliance Programs of each Fund Service Provider.  The Board’s approval must be based on a finding by the Board that the Compliance Programs are reasonably designed to prevent violations of the federal securities laws by the Fund and by each Fund Service Provider, taking into consideration:

•

The nature of the Fund’s exposure to compliance failures;

•

The adequacy of the policies and procedures in light of recent compliance experiences, which may demonstrate weaknesses in the Fund’s or Fund Service Provider’s Compliance Programs; and

•

Best practices used by other fund complexes.

In considering the Compliance Programs, the Board of Trustees may consult with Fund counsel, compliance specialists and other experts familiar with compliance practices successfully used by similar funds, or service providers.

The Board is not required to approve amendments to the Compliance Programs of the Fund or the Fund Service Providers.  However, material changes to the Compliance Programs of the Fund or the Fund Service Providers must be discussed in the Chief Compliance Officer’s annual written report to the Board.

EXHIBIT A

THE EUDORA FUNDS

COMPLIANCE MANUAL

ACKNOWLEDGEMENT FORM

This will acknowledge that I have been provided The Eudora Funds Compliance Manual.    I understand that I am responsible for reading, understanding and complying with the Trust's policies and procedures included in this manual and future updates (as updates are provided to me).

I further understand that this Compliance Manual is property of the Eudora Funds.   This manual is not to be copied or shared with any person or company (not affiliated with the Eudora Funds or its affiliated companies).

By signing this document, I am confirming my compliance with all policies as set forth.

Date:____________________

Signature:_____________________________________

Name Printed:__________________________________

Return Completed Form to the Compliance Officer

EXHIBIT B

Code of Ethics with Insider Trading Policy

______

Eudora Funds, the (“Trust”)

Adopted

September 24, 2012

1.1 Overview

This code of ethics is based on the principle that every director, officer and supervised person of the Trust is to place the interests of the clients of the Trust before his or her own personal interests at all times. Each director, officer and supervised person is to avoid any actual or potential conflicts of interest with the Trust and its clients in all personal securities transactions. Each director, officer and supervised person is to comply with the provisions of this code of ethics in all his or her personal securities transactions.

Questions concerning this code of ethics should be directed to the Trust chief compliance officer.

1.2 Definitions

1.

“Access Person” means:

Any supervised person of the Trust who, in his/her regular functions or duties is regularly in a position to obtain nonpublic information regarding the purchase or sale of securities for a client and/or has access to nonpublic information regarding the portfolio holdings of any firm client.

All supervised persons of the Trust are considered to be access persons.

2.

“Advisory Person” means:

a.

Any Trust supervised person who, in connection with his/her regular functions or duties, is involved in making securities recommendations to a portfolio manager, or who has access to such recommendations that are nonpublic;

b.

Any Trust supervised person acting as a portfolio manager;

c.

Any Trust supervised person who, in connection with his regular functions or duties, makes, participates in, or executes the purchase or sale of a security for a Trust portfolio; and

d.

Any supervised person of the Trust whose functions relate to the making of any recommendations with respect to the purchase or sale of a security for a Trust portfolio.

A person does not become an advisory person” simply by (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (ii) infrequently or inadvertently obtaining knowledge of current recommendations or trading activity. All advisory persons are also access persons. However, not all access persons are advisory persons.

3.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) fund accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan as well as a 401k plan in which automatic payroll deductions are being made on a regular schedule.

4.

“Beneficial Ownership” will be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security as outlined in Section 16a-1(a)(2) of the 1934 Act. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. For purposes of this policy, beneficial ownership includes securities held by:

a.

Your spouse, minor children or relatives who share the same house with you;

b.

An estate for your benefit;

c.

A trust, of which (a) you are a trustee or you or members of your immediate family have a vested interest in the income or corpus of the trust, or (b) you own a vested beneficial interest, or (c) you are the grantor and you have the power to revoke the trust without the consent of all beneficiaries;

d.

A partnership in which you are a partner;

e.

A corporation (other than with respect to treasury shares of the corporation) of which you are an officer, director, or 10% stockholder;

f.

Any other person if, by reason of contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; and

g.

Your spouse or minor children or any other person, if, even though you do not obtain from them benefits of ownership, you can vest or re-vest title in yourself at once or at some future time.

A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or direct the disposition of such security. A person is the beneficial owner of a security if he or she has the right to acquire beneficial ownership of such security at any time within sixty days.

5.

“CCO” means the Trust chief compliance officer.

6.

“Control” has the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the “1940 Act”). In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

7.

“Clearing Officer” means any individual who has been assigned and accepts the responsibility of acting as a clearing officer for the Trust.

8.

“Client” means any person or entity for which the Trust act.

9.

“ETF’s” include shares issued by open-end and closed-end investment companies and those issued by unit investment trusts.

10.

“Excluded Securities” include the following securities:

a.

Direct obligations of the United States government;

b.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

c.

Shares issued by any money market fund; and

d.

Shares issued by open-end Trust except ETF’s and any other reportable fund, which is managed by the Trust.

11.

“Fund” means an investment company registered under the investment company Act of 1940. For the purposes of this code a fund includes exchange traded Trust (“ETF's”).

12.

“Immediate Family Members” includes the following:

child

grandparent

son-in-law

step-child

spouse

daughter-in-law

grandchild

sibling

brother-in-law

parent

mother-in-law

sister-in-law

step-parent

father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

13.

“Limited Offering”, also known as a “Private Placement Offering” means an offering that is exempt from registration under the Securities Act of 1933.

14.

“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a security. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket and entering an order with a broker.

15.

“Reportable Fund” means:

a.

Any Fund for which the Firm serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or

b.

Any Fund whose investment adviser or principal underwriter controls the Trust, is controlled by the Trust, or is under common control with the Trust. For purposes of this section, “control” has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

16.

 “Reportable Security” has the same meaning as set forth in Section 202(a)(18) of the Investment Advisers Act of 1940 and includes:  any note, stock, treasury stock, bond, debenture, exchange traded fund (ETF), evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

For the purposes of our Code of Ethics, all ETF’s are considered to be a reportable security.

17.

 “Supervised Person” has the same meaning as set forth in Section 202(a)(25) of the Investment Advisers Act of 1940. In summary, a supervised person is any officer, director, partner, and employee of an adviser for the Trust/Funds, and any other person who provides advice on behalf of an adviser to the Trust/Funds and is subject to the adviser’s supervision and control.

While Trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections 1.4 and 1.5 of this Code apply to Disinterested Trustees only if such person knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the such person’s transaction that the same Security or a Related Security was or was to be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

1.3 Standards of Conduct

The Trust believes all its supervised persons, as fiduciaries, have a duty of utmost good faith to act solely in the best interests of the Trust clients. The Trust fiduciary duty compels all its supervised persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this code of ethics, and represents the Trust’s core expectations related to any activities of its supervised persons.

Personal Conduct

1.

Giving or Receiving of Gifts

No supervised person, director, or officer may give or receive any gift with a value of more than $250 from any one person or entity that does business with or on behalf of the Trust, without the written approval from the Trust CCO in advance of the giving or accepting of such gift.

If any gift is given or received in excess of $250, a written report must be provided to the CCO or his/her designated person detailing the provider of the gift and the nature and value of the gift. The report must be signed by the Trust recipient or provider and the report will include an attestation that indicates that he/she is in no way obligated nor has committed the Trust to any activity which would cause the individual or Trust to be out of compliance with the code of ethics.

Providing or Receiving Entertainment

No supervised person, director, or officer may provide or be the recipient of entertainment that exceeds $250 from any one person or entity that does business with or on behalf of the Trust, without the written approval from the Trust CCO in advance of the provision or receiving of such entertainment.

This restriction does not apply to entertainment for any person and their guests in the form of an occasional meal, ticket(s) to a sporting event, theater or comparable entertainment, or an invitation to golf or to participate in similar sporting activities so long as (1) such gifts are neither so frequent nor so extensive as to raise any question of impropriety and (2) such gifts are not preconditioned on the donor obtaining or maintaining a specified level of business with the Trust and (3) the supervised person, director, or officer and any of their guests are in attendance with the individual and any guests providing or receiving such entertainment.

If any entertainment other than as outlined and meeting the three conditions in the preceding paragraph is provided or received in excess of $250, a written report must be provided to the CCO or his/her designated person detailing the provider of the entertainment and the nature and value of the entertainment. The report must be signed by the Trust recipient or provider and the report will include an attestation that indicates that he/she is in no way obligated nor has committed the Trust to any activity which would cause the individual or Trust to be out of compliance with the code of ethics

Charitable Contributions

There is no restriction on the value of tax deductible charitable contributions made by an supervised person of the Trust.

2.

Service as Director for an Outside Company

Advisory persons may not serve on the board of directors of a publicly traded company without the prior written approval of the Trust CCO. Such approval shall be based upon a finding by the CCO that such service shall not be likely to result in a conflict of interest with the Trust and the person.

1.4 Personal Securities Trading Policy

A.

Prohibited Transactions

No purchases or sales will be made, directly or indirectly, by any access person of the firm in any securities except those designated as excluded securities which do not require pre-clearance, and any reportable fund which does require pre-clearance prior to effecting a transaction.

B.

Initial Public Offerings and Limited Offerings

No access person, directly or indirectly, will at any time participate in the purchase or sale of any initial public offering or any limited offerings.

C.

Reportable Securities Transactions

No access person shall purchase or sell, directly or indirectly, any reportable security, including all forms of ETF’s, except that such person may sell any securities they may have held prior to becoming subject to this code of ethics and provided that they receive pre-clearance from the CCO or designee prior to entering a sell order.

D.

Exempted Transactions

The prohibitions, pre-clearance and other requirements of this policy, do not apply to the following transactions:

a.

Purchases or sales of excluded securities as defined in this policy;

b.

Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control, i.e.) a blind trust;

c.

Purchases or sales of securities that are non-volitional on the part of the access person, such as dividend re-investments with respect to any securities held prior to becoming subject to the requirements of this code of ethics;

E.

General Pre-Clearance of Reportable Fund Transactions

All access persons must obtain written pre-clearance as described in this code of ethics prior to executing a personal securities transaction in any reportable fund. This pre-clearance requirement extends to trusts over which the access person has discretionary authority.

Notification of a prospective transaction and any subsequent approval of a prospective transaction by a clearing officer, the CCO or designee can be given or received in electronic format. However, no transaction can be initiated until such written or electronic approval is received in advance of such transaction by the individual contemplating the transaction.

Once written approval is received for any personal securities transaction, the individual receiving such approval shall have two trading days following the day of approval to execute the transaction, after which time a new written approval must be obtained if the initial trade was not executed.

F.

Advisor Managed Supervised Person Portfolios

Supervised persons of the advisor may not serve as portfolio managers to their personal accounts which are managed by the affiliated investment advisor. In addition, Advisor employees may be exempt from management fees charged by the affiliate IA Firm to manage their personal accounts.

G.

Interested Party Transactions

Advisory persons may not recommend any securities transactions for purchase or sale in an IA affiliate client’s account without having previous to such recommendation disclosed to senior management of the affiliate IA, the investment committee of the affiliate IA firm, if applicable, and the affiliate IA CCO, his/her interest if any, in such securities or the issuer thereof, including without limitation:

a.

any direct or indirect beneficial ownership of any securities of such issuer;

b.

any contemplated transaction by such person in such securities;

c.

any position with such issuer or its affiliates; and

d.

any present or proposed business relationship between such issuer or its affiliates and the Advisory Person, or any party relating specifically to the recommended transaction in which the Advisory Person has an interest.

1.5 Reporting Requirements

Pre-Clearance of Reportable Fund Transactions

All Access Persons are required to obtain pre-clearance in advance for any purchase or sale, directly or indirectly, of any reportable fund prior to entering such order. Approval can be given by any clearing officer who is not a party to the transaction, by the CCO or CCO designee.

Authorization may be given via electronic or written means, however, no transaction can be initiated until such written or electronic approval is received in advance of such transaction by the individual contemplating the transaction.

Initial & Annual Holdings Reports

All access persons are required to provide a report of all personal holdings in a reportable security, ETF’s, and reportable Trust, but not excluded securities, to the Trust CCO not later than 10 calendar days after being designated as an access person. All access persons are further required to provide a report of all personal holdings in the above referenced types of securities, other than holdings of excluded securities, to the Trust CCO or designee not later than 45 calendar days after each calendar year end.

An electronic report format may be utilized in lieu of a written report.

Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting, provided they are received within thirty days of the end of any reporting period.

In addition, each access person, when submitting a written or electronic report, shall certify that the information contained in each such report is accurate, complete and that the access person has reported all required information. The report described in this Section must contain the following information:

(a)

security name

(b)

ticker symbol or CUSIP number

(c)

number of shares or par

(d)

principal amount

(e)

broker, dealer or bank name

(f)

date of the report

Additionally, access persons shall also list all brokerage accounts in which the access person holds a reportable security, ETF, or reportable fund.

Quarterly Transaction Reports

Not later than 30 calendar days following the end of each calendar quarter, all access persons shall submit to the CCO or designee a report listing all personal transactions in any reportable security, ETF, or reportable fund, other than transactions in excluded securities, pursuant to which the access person obtained a direct or indirect beneficial ownership interest.

An electronic report format may be utilized in lieu of a written report.

Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting so long as the CCO or designee is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter.

The written or electronic report to be filled out by each individual access person will be provided by the CCO or designee and will also contain an attestation from the access person certifying the accuracy and completeness of the report.

If an access person effected no transactions during the applicable quarter, he/she shall still file a signed and dated report indicating as such.

As part of the quarterly report the access person will also report any new brokerage accounts established within the applicable quarter in which he/she has a direct or indirect beneficial interest.

Information to be included on the quarterly transaction report is as follows:

(a)

trade date

(b)

security name

(c)

ticker symbol, CUSIP number, interest rate and maturity date (as applicable)

(d)

number of shares or par

(e)

type of transaction (purchase, sale or other)

(f)

price

(g)

principal amount

(h)

broker name

(i)

account number

(j)

date of report

The following transactions are not required to be reported:

(a)

Transactions in excluded securities;

(b)

Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade; and

(c)

Transactions that duplicate information contained in brokerage trade confirmations or account statements received by the Trust CCO or designee no later than 30 days following the applicable calendar quarter.

Disclaimer of Ownership

A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

Submission of Duplicate Periodic Statements

Each access person must arrange for duplicate copies of brokerage statements be sent to the CCO of all brokerage accounts for which they have direct or indirect beneficial interest, as well as duplicate statements for accounts of immediate family members living in the household, for which they have direct or indirect beneficial interest.

1.6 Record Keeping Requirements

The Trust CCO or designee will keep the applicable records regarding this code of ethics for the specified number of years as required in the Investment Company Act.

1.7 Certifications

Each supervised person will certify annually that they have:

1.

Read and understand this code of ethics and recognize that they are subject to its provisions;

2.

Complied with the applicable provisions of the code of ethics and have reported all personal securities transactions required to be reported under the Code;

3.

Have provided a list of the title, number of shares or principal amount of all securities in which they have any direct or indirect beneficial ownership not later than ten days after they were designated as an access person and annually thereafter within 45 days of calendar year-end; and

4.

If they are an access person, they have provided the name of any broker, dealer or bank with which they maintain an account in which any securities are held for their direct or indirect benefit.

1.8 Reporting of Violations

The Trust takes the potential for conflicts of interest caused by personal investing very seriously. Accordingly, persons that become aware of a violation of the code of ethics are required to promptly report such violation to the CCO. Any person who seeks to retaliate against a person who reports a code of ethics violation shall be subject to sanctions.

1.9 Sanctions

The Trust Chairman/Board of Directors may impose sanctions it deems appropriate upon any person who violates the code of ethics. In addition, the Trust Chairman/Board of Directors may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the code of ethics, is part of a plan or scheme to evade the provisions of the code of ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

2.0 Review and Supervisory Reporting

Review Procedures

1.

The CCO shall review reports, including the initial holdings reports, annual holdings reports, quarterly transaction reports, and pre-clearance reports to detect conflicts of interest and abusive practices.

2.

The Chairman/Board of Directors shall review this code of ethics annually.

Reporting Procedures

1.

The CCO shall promptly report to the Trust Chairman/Board of Directors: (a) any transaction that appears to be in violation of the prohibitions contained in this code of ethics; (b) any apparent violations of the reporting requirements contained in this code of ethics; and (c) any procedures or sanctions imposed in response to a violation of this code of ethics, including but not limited to a letter of censure, suspension or termination of the employment of the violator as imposed by the Chairman/Board of Directors of the Trust, or the unwinding of the transaction and disgorgement of the profits.

In addition, the CCO will include this information in the CCO’s Annual Report.

2.

In addition, the CCO will include the following information in the CCO’s Annual Report to be completed:

a.

a copy of the current code of ethics;

b.

a summary of existing procedures concerning personal investing and any changes in the code's policies or procedures during the past year;

c.

a description of any issues arising under the code of ethics or procedures since the last report, including but not limited to information about material violations of the code of ethics, and sanctions imposed in response to material violations;

d.

an evaluation of current code of ethics and a report on any recommended changes in the existing code of ethics based upon the CCO's experience, evolving industry practices, or developments in applicable laws or regulations; and

e.

a certification that the Trust has adopted procedures reasonably necessary to prevent access persons from violating the code of ethics.

APPENDIX

INSIDER TRADING POLICIES AND PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Section 204A provides that every adviser subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

The Trust has adopted the following policy, procedures, and supervisory procedures in addition to the Code of Ethics.

SECTION I – POLICY

The purpose of this Section 1 is to familiarize the officers, directors, and supervised persons of the Trust with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.

Policy Statement:

No person to whom this statement on insider trading applies, including officers, directors, and supervised persons, may trade, either personally or on behalf of others (such as portfolio transactions for the Trust) while in possession of material, non-public information; nor may any officer, director, or supervised person of the Trust communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director, and supervised person of the Trust and extends to activities within and outside their duties with the Trust. It covers not only personal transactions of Trust Personnel, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, director, and supervised person must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the CCO.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or the communications of material nonpublic information to others who may then seek to benefit from such information.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

a)

Trading by an insider, while in possession of material non-public information; or

b)

Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

c)

Communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.

Who is an Insider? The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the supreme court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.

What is Material Information? Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

3.

What is Non-Public Information? Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. (Depending on the nature of the information, and the type and timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

4.

Reason for Liability. (a) Fiduciary duty theory - in 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. (b) Misappropriation theory - another basis for insider trading liability is the, 'misappropriation" theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.

5.

Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

a.

civil injunctions

b.

treble damages

c.

disgorgement of profits

d.

jail sentences

e.

fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

f.

fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Trust, including dismissal of the persons involved.

SECTION II – PROCEDURES

The following procedures have been established to aid the officers, directors, and supervised persons of the Trust in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every officer, director, and supervised person of the Trust must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the CCO.

1.

Identifying Inside Information. Before trading for yourself or others, including portfolio accounts managed for the Funds of the Trust, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

(i)

Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

(ii)

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

1.

Report the matter immediately to the CCO.

2.

Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a provider.

3.

Do not communicate the information to anybody, other than to the CCO.

4.

After the CCO has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2.

Restricting Access to Material Non-Public Information. Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph I above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

3.

Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

SECTION III – SUPERVISION

The role of the CCO is critical to the implementation and maintenance of this statement on insider trading. These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.

1.

Prevention of Insider Trading

To prevent insider trading the compliance official should:

a.

Answer promptly any questions regarding the statement on insider trading;

b.

Resolve issues of whether information received by an officer, director, or supervised person is material and nonpublic;

c.

Review and ensure that officers, directors, and supervised persons review, at least annually, and update as necessary, the statement on insider trading; and

d.

When it has been determined that an officer, director, or supervised person has material non-public information,

i.

Implement measures to prevent dissemination of such information, and

ii.

If necessary, restrict officers, directors, and supervised persons from trading the securities.

2.

Detection of Insider Trading

To detect insider trading, the CCO should:

a.

Review the trading activity reports filed by each supervised person to ensure no trading took place in securities in which the Trust has material non-public information;

b.

Review the trading activity of the portfolio accounts managed by the affiliate investment adviser;

c.

Coordinate, if necessary, the review of such reports with other appropriate officers, directors, or supervised persons of the Trust.

3.

Special Reports to Chairman/Board of Directors

Promptly, upon learning of a potential violation of the statement on insider trading, the CCO must prepare a written report to the Trust Chairman/Board of Directors providing full details and recommendations for further action.

4.

Annual Reports

On an annual basis, the CCO will include the following information in the CCO’s Annual Report to be completed in accordance with Rule 206(4)-7. The report to the Chairman and Board of Directors will set forth the following:

a.

A summary of the existing procedures to detect and prevent insider trading;

b.

Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

c.

An evaluation of the current procedures and any recommendations for improvement.

EXHIBIT C

Disaster Recovery and Business Continuity Policy

Eudora Asset Management, the (“Firm”)

Disaster Recovery and Business Continuity Policy

The Firm recognizes its operational dependency on its ability to protect, store, and retrieve Firm and client data, as well as maintaining the ability to communicate with vendors and clients. We currently are the advisor to a mutual fund and a limited number of separate accounts.

We have determined that the most critical components required to maintain service and continuity to our clients over a severe unplanned disruption includes; Firm and client data, financial records, electrical power, access to the internet, office productivity software, vendor information, communications capability, personnel, and in extended disruptions, an alternate location from which to operate.

The Firm’s executive officer and the Chief Compliance Officer (the “CCO”) have designed this policy within the constraints of the financial and human capital resources of the Firm to ensure to the best of its ability that the processes are in place to successfully continue or quickly restore operations in a timely fashion under most any circumstance.

For the purposes of this plan, a disruption is any event restricting or prohibiting the use of our facilities, power, or internet connectivity for more than four (4) hours. A disaster is any event which results in the loss of use of the primary facility of the Firm for more than one business day. Therefore, the type of disaster whether man-made, or natural disaster, is of little relevance in the planning process. Rather than creating a plan for many different scenarios, we will in effect create one plan that we will implement based on the duration of the disruption or loss of use of our facilities.

Primary Office Location

The primary office location of the Firm is currently located at 8 West 40th Street, 4th Floor, New York, NY.

Alternate Disaster Locations

Although the establishment of an alternate office location may not be necessary for most events, the Firm has determined that if an event occurs that does cause the extended loss of use of our facility and which prompts the executive officer to enact the disaster plan, the following location will be the alternate temporary company offices until a return to, or in the case of a total loss, the relocation of the company to permanent facilities:

•

Location #1 – Residence of David Cohen

The above alternate location is temporary only and if the expected loss of use of our primary facility is expected to exceed thirty days, the permanent facility may be shifted to the alternate location or new permanent facilities will be identified.

Travel is Restricted

Under virtually all circumstances employees have the ability to perform virtually all of their business functions from wherever they may be located provided they have the means to connect to the internet.

Prior Preparation

The CCO shall confirm that the following information is available remotely:

•

Listing of all personnel, home addresses, home telephone numbers, and cell phone numbers;

•

List of names, telephone numbers, and fax numbers of clients, vendors, custodians, brokers and analysts;

•

Advisory, administrative, and corporate documents and other relevant documents that may not be available from other sources in the event of a severe disaster situation.

The availability of one computer system or other method to connect to the internet from any remote location is crucial. As part of the prior preparation, the CCO should receive confirmation from employees that they have a method of connecting to the internet available to them from their residence.

All trading on behalf of our clients can be performed via any telephone to various brokers without the use of any investment software.

A critical component in the disaster planning is the safeguarding of data so that it will be readily available in the event that a disaster scenario is presented requiring access remotely. Planning will include:

•

Providing a means of safely storing all data that is then readily accessible from any remote location;

•

Ensuring that back-up of data takes place on a regular schedule and is maintained and accessible in off-site locations to safeguard against theft or loss of access to our facility for any reason.

•

Periodic testing through whatever means are prudent to determine that archived data is both accurate and complete.

Initial Disaster Response

In the event that the corporate offices cannot be entered for any reason, and the ban to entrance is expected to last more than four hours, the executive officer should notify the CCO, and provide any details, if any are known, as to the reason for closure and length of expected closure. Based on the information available the executive officer will then make the determination to implement the disaster plan process.

In the event of a natural or man-created disaster of such magnitude that it is wide-spread, and that such disaster either limits or prohibits travel and thus impacts the ability of any employees to travel outside the local area of their residences, a determination will be made by the executive officer to put the disaster plan into effect.

The following steps will be followed once it has been determined that the disaster plan be activated:

•

Contact any other company personnel, including the CCO, notifying them of the situation and informing them that the disaster plan is now in effect and that everyone should proceed accordingly.

•

The person putting the disaster plan into effect will contact the necessary telephone vendor, unless an alternate number has been previously established, to immediately forward the primary company telephone number to any alternate number. They will then notify all other company personnel of the number which will now be receiving the inbound calls.

•

If for some reason the company phones are not able to be forwarded, then clients, service providers, custodians, brokers, and any other key entities should be notified that the primary number is temporarily out of service, when it is estimated it will be restored, and an alternate number given at which company personnel can be reached until the primary number has been restored.

•

The executive officer will make the determination as to the use of the alternate location as the temporary office facilities depending on the length of the expected loss of use. In lieu of designating a temporary location at the alternate location, the executive officer may recommend that the identification of a new temporary or permanent facility be identified.

•

If the office facilities are expected to be unavailable for more than one business day, the Postal Service should be notified to hold for pick-up all mail until further notice.

Data/Records

The Firm has developed and implemented its own internal disaster recovery and business continuity plan which has been designed to protect the integrity of all of the data we maintain and which allows for a rapid recovery from most unplanned disruptions to our local operations.

We also rely on the disaster recovery and business continuity plans of our major service providers, including mutual fund service providers and business vendors.

All of the vendors we use for the Fund that are regulated by the SEC or FINRA have its own requirements and obligations to implement and maintain an appropriate disaster recovery and business continuity plan. We rely heavily on our vendors and we verify the existence of an appropriate program through attestations or other internal control reports as may be issued by the vendors.

In addition to general procedures and responses to short-term known or unknown disruptions in power, communications, and use of office facilities outlined herein, the Firm utilizes cloud-based applications for the storage and retrieval of all its internally and externally generated business documents. We also maintain important documents provided to us by others as it relates to our business.

Our use of cloud-based data back-up and storage will allow the Firm to endure not only short term disruptions to the above mentioned services, but to also allow us to continue to provide on-going service to our customers through an extended interruption without substantial downtime.

Each member of our Firm will have access to the company data stored on the cloud. In addition, the employees are able to remotely access cloud-hosted applications and data storage from any location.

This method of data storage and access provides a reliable level of protection from the loss of our data from all but the most severe national crises and allows the Firm to operate from anywhere in the world in the event our primary or alternate office becomes inaccessible.

Depending on the type of disruption, our employees will report to the appropriate location as outlined in this policy at the direction and discretion of the executive officer of the Firm.

Again, most disruptions should not impact our ability to conduct daily operations due to the fact that all of our technology, information sharing, and all other software we use is accessible from any location where internet service is available.

We maintain appropriate local security firewalls on all of our local systems which prevents access by those without the proper authorization.

Service Providers/Transaction Processing

As indicated previously in this document, service providers will be notified of any disruption in our operations. In addition to the outlined data protection, we have access through the appropriate service providers to all of our client information. Cash availability is also available from the custodian or service provider.

Key Employees

The Firm currently has one employee, the executive officer, and a CCO. Our primary responsibility is to oversee the management of client assets and to monitor service providers who are integral to the operations of the advisor. In the event that the executive officer is unable to fulfill his responsibility, all service providers would be notified by the CCO or other designated person of the expected length of any absence.

In the event that the executive officer was deemed to be unable to continue the duties as the executive officer of the Firm, the Firm could continue to temporarily operate until such time that a decision could be made as to the continued viability of the firm. The assets of the advisor could be sold to another SEC registered firm, or the Firm could attempt to identify a sub-advisor to take over management of the assets of the Firm.

Upon review of all circumstances, the CCO, or other designated person will also promptly notify all clients of any situation involving a disaster where the executive officer is temporarily or permanently unable to fulfill his responsibilities.

Plan Testing

Periodic testing of the internal requirements of the Firm’s disaster recovery and business continuity plan, as well as the requirement for attestations of service providers, will be commenced by our CCO at his discretion based on a determination of need and readiness, or if new procedures or service providers are added to the existing plan.

Testing may include the following:

•

Updating of company personnel lists;

•

Updating of client, service provider, custodian, vendor, and broker lists;

•

Review and update off-site documents;

•

Determination of internal data protection, storage and retrieval capabilities;

•

Communication ability and internet system access from remote locations; and

•

Comprehensive testing including mock shutdown of office facilities and implementation of the disaster recovery plan for at least one full business day.

Disaster Recovery Plan Test Results

We have verified that our internal data is readily available from our cloud-based solution from any remote location at any time.

A full scale simulation of a disaster and subsequent shutdown of our facility and disaster plan has not been performed, and is not deemed necessary, in part because of the relative simplicity of our operation; the amount of services provided by third party providers, many of whom, such as our custodians, and other service providers, have much more stringent and comprehensive disaster planning requirements than we do; the current use of our remote access capabilities on a regular basis as part of our on-going business; and the access to all of our required information already confirmed as being available remotely.

The CCO has received confirmation from the executive officer that there is a means to access the internet and thus our cloud-hosted data and applications remotely.

EXHIBIT D

Sarbanes Oxley Code of Ethics for Principal Executive Officer/Financial Officer

Eudora Funds, the (“Trust”)

Adopted

September 24, 2012

I.

Covered Officers/Purpose of the Code

This code of ethics (this “Code”) for the Trust applies to the Trust’s Principal Executive Officer and Principal Financial Officer (the “Covered Officers” each of whom is set forth in Exhibit A) for the purpose of promoting:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC  and in other public communications made by the Trust;

•

compliance with applicable laws and governmental rules and regulations;

•

the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

•

accountability for adherence to this Code.

•

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.

Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interests interfere with the interests of, or the Covered Officer’s service to, the Trust.  For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer’s family, receives improper personal benefits as a result of the Covered Officer’s position with the Trust.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the 1940 Act (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as “affiliated persons” of the Trust.  This Code does not, and is not intended to, repeat or replace any compliance programs and procedures of the Trust or the investment adviser designed to prevent, or identify and correct, violations of the Investment Company Act and the Investment Advisers Act.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Trust and the investment adviser or the administrator of which a Covered Officer is also an officer or employee.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties, whether formally for the Trust and/or for the adviser or the administrator, be involved in establishing policies and implementing decisions that will have different effects on the adviser or the administrator and the Trust.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the adviser or the administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Trust.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Trust’s Board of Trustees (“Board”) that the Covered Officers may also be officers or employees of one or more investment companies covered by other codes.

Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

Each Covered Officer must:

•

not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

•

not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust;

•

not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

•

report at least annually any affiliations or other relationships related to conflicts of interest that the Trust’s Trustees and Officers Questionnaire covers.

There are some conflict of interest situations that should always be discussed with the compliance officer of the Trust appointed by the Board (the “Compliance Officer”), if material.  Examples of these include:

•

service as a director on the board of any public company;

•

the receipt of any non-nominal gifts;

•

the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety;

•

any ownership interest in, or any consulting or employment relationship with, any of the Trust’s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

•

a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.

Disclosure and Compliance

•

Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Trust.

•

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust’s directors and auditors, and to governmental regulators and self-regulatory organizations.

•

Each Covered Officer should, to the extent appropriate within the Covered Officer’s area of responsibility, consult with other officers and employees of the Trust and of the adviser or the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust.

•

It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.

Reporting and Accountability

Each Covered Officer must:

•

upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board, in substantially the form set forth on Exhibit B, that the Covered Officer has received, read, and understands this Code;

•

annually thereafter affirm to the Board, in substantially the form set forth on Exhibit C, that the Covered Officer has complied with the requirements of this Code;

•

not retaliate against any other Covered Officer or any employee of the Trust or their affiliated persons for reports of potential violations that are made in good faith; and

•

notify the Compliance Officer for the Trust promptly if the Covered Officer knows of any violation of this Code.  Failure to do so is itself a violation of this Code.

The Compliance Officer for the Trust is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.  However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee (the “Committee”), which will make recommendations to the Board.

The Trust will follow these procedures in investigating and enforcing this Code:

•

the Compliance Officer for the Trust will take all appropriate action to investigate any potential violations reported to the Compliance Officer;

•

the Compliance Officer will review with the outside legal counsel to the Trust the findings and conclusions of such investigation;

•

if, after such investigation and review, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

•

any matter that the Compliance Officer believes is a violation will be reported to the Committee;

•

if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures (including changes to this Code); notification of the violation to appropriate personnel of the investment adviser or the administrator or its board; or a recommendation to take disciplinary action against the Covered Officer, which may include, without limitation, dismissal;

•

the Board will be responsible for granting waivers, as appropriate; and

•

any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.

Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Trust, the Trust’s adviser, principal underwriter, the administrator or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.  The Trust’s and its investment adviser’s and principal underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.

Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.

Confidentiality

To the extent possible, all records, reports and other information prepared, maintained or acquired pursuant to this Code will be treated as confidential, it being understood that it may be necessary or advisable, that certain matters be disclosed to third parties (e.g., to the board of directors or officers of the adviser or the administrator).

VIII.

Internal Use

This Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.

Sarbanes Oxley Code of Ethics Exhibit A

Persons Covered by this Code of Ethics

David A. Cohen, Principal Executive Officer

David A. Cohen, Principal Financial Officer

Sarbanes Oxley Code of Ethics Exhibit B

The Eudora Funds

Covered Officer Affirmation of Understanding

In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the “Code”), the undersigned Covered Officer of the Company (as defined in the Code) hereby affirms to the Board that the Covered Officer has received, read, and understands the Code.

Date

Signature

Print Name & Title

Sarbanes Oxley Code of Ethics Exhibit C

The Eudora Funds

Covered Officer Annual Affirmation

For the period _______, 2012 to ________, 2012

In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the “Code”), the undersigned Covered Officer of the Company (as defined in the Code) hereby affirms to the Board that the Covered Officer, at all times during the period for which this affirmation is given, has complied with each of the requirements of the Code.

Date

Signature

Print Name & Title

EXHIBIT E

 SARBANES OXLEY EXHIBIT A

CURRENT REQUIREMENTS FOR ANNUAL AND SEMI-ANNUAL SHAREHOLDER REPORTS

The following is an excerpt of Item 27 of Form N-1A.

(b)

Every annual report to shareholders required under rule 30e-1 must contain the following:

(1)

The audited financial statements required, and for the periods specified, by Regulation S-X.

Instructions.

1.

Schedule VI – Summary schedule of investments in securities of unaffiliated issuers [17 CFR 210.12-12C] may be included in the financial statements in lieu of Schedule I– Investments in securities of unaffiliated issuers [17 CFR 210.12-12] if: (a) the Fund states in the report that the Fund's complete schedule of investments in securities of unaffiliated issuers is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the Fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov; and (b) whenever the Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for the Fund's schedule of investments in securities of unaffiliated issuers, the Fund (or financial intermediary) sends a copy of Schedule I – Investments in securities of unaffiliated issuers within 3 business days of receipt by first-class mail or other means designed to ensure equally prompt delivery.

2.

In the case of a Money Market Fund, Schedule I – Investments in securities of unaffiliated issuers [17 CFR 210.12-12C] may be omitted from its financial statements, provided that: (a) the Fund states in the report that the Fund's complete schedule of investments in securities of unaffiliated issuers is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the Fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov; and (b) whenever the Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for the Fund's schedule of investments in securities of unaffiliated issuers, the Fund (or financial intermediary) sends a copy of Schedule I– Investments in securities of unaffiliated issuers within 3 business days of receipt by first-class mail or other means designed to ensure equally prompt delivery.

(2)

The condensed financial information required by Item 8(a) with at least the most recent fiscal year, audited;

(3)

Unless shown elsewhere in the report as part of the financial statements required by paragraph (b)(1), the aggregate remuneration paid by the Fund during the period covered by the report to:

(i)

All directors and all members of any advisory board for regular compensation;

(ii)

Each director and each member of an advisory board for special compensation;

(iii)

All officers; and

(iv)

Each person of whom any officer or director of the Fund is an affiliated person.

(4)

The information concerning changes in and disagreements with accountants and on accounting and financial disclosure required by Item 304 of Regulation S-K [17 CFR 229.304].

(5)

The management information required by Item 12(a)(1).

(6)

A statement that the SAI includes additional information about Fund directors and is available, without charge, upon request, and a toll-free (or collect) telephone number for shareholders to call to request the SAI.

(7)

Disclose the following information unless the Fund is a Money Market Fund:

(i)

Discuss the factors that materially affected the Fund's performance during the most recently completed fiscal year, including the relevant market conditions and the investment strategies and techniques used by the Fund's investment adviser.

(ii)

(A)

Provide a line graph comparing the initial and subsequent account values at the end of each of the most recently completed 10 fiscal years of the Fund (or for the life of the Fund, if shorter), but only for periods subsequent to the effective date of the Fund's registration statement. Assume a $10,000 initial investment at the beginning of the first fiscal year in an appropriate broad-based securities market index for the same period.

(B)

In a table placed within or next to the graph, provide the Fund's average annual total returns for the 1-, 5-, and 10-year periods as of the end of the last day of the most recent fiscal year (or for the life of the Fund, if shorter), but only for periods subsequent to the effective date of the Fund's registration statement. Average annual total returns should be computed in accordance with Item 20(b)(1). Include a statement accompanying the graph and table to the effect that past performance does not predict future performance and that the graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Instructions.

1.

Line Graph Computation.

(a)

Assume that the initial investment was made at the offering price last calculated on the business day before the first day of the first fiscal year.

(b)

Base subsequent account values on the net asset value of the Fund last calculated on the last business day of the first and each subsequent fiscal year.

(c)

Calculate the final account value by assuming the account was closed and redemption was at the price last calculated on the last business day of the most recent fiscal year.

(d)

Base the line graph on the Fund's required minimum initial investment if that amount exceeds $10,000.

2.

Reflect any sales load (or any other fees charged at the time of purchasing shares or opening an account) by beginning the line graph at the amount that actually would be invested (i.e., assume that the maximum sales load, and other charges deducted from payments, is deducted from the initial $10,000 investment). For a Fund whose shares are subject to a contingent deferred sales load, assume the deduction of the maximum deferred sales load (or other charges) that would apply for a complete redemption that received the price last calculated on the last business day of the most recent fiscal year. For any other deferred sales load, assume that the deduction is in the amount(s) and at the time(s) that the sales load actually would have been deducted.

3.

Assume reinvestment of all of the Fund's dividends and distributions on the reinvestment dates during the period, and reflect any sales load imposed upon reinvestment of dividends or distributions or both.

4.

Reflect recurring fees that are charged to all accounts.

(a)

For any account fees that vary with the size of the account, assume a $10,000 account size.

(b)

Reflect, as appropriate, any recurring fees charged to shareholder accounts that are paid other than by redemption of the Fund's shares.

(c)

Reflect an annual account fee that applies to more than one Fund by allocating the fee in the following manner: divide the total amount of account fees collected during the year by the Funds' total average net assets, multiply the resulting percentage by the average account value for each Fund and reduce the value of each hypothetical account at the end of each fiscal year during which the fee was charged.

5.

For purposes of this Item, an "appropriate broad-based securities market index" is one that is administered by an organization that is not an affiliated person of the Fund, its investment adviser, or principal underwriter, unless the index is widely recognized and used. Adjust the index to reflect the reinvestment of dividends on securities in the index, but do not reflect the expenses of the Fund.

6.

A Fund is encouraged to compare its performance not only to the required broad-based index, but also to other more narrowly based indexes that reflect the market sectors in which the Fund invests. A Fund also may compare its performance to an additional broad-based index, or to a non-securities index (e.g., the Consumer Price Index), so long as the comparison is not misleading.

7.

If the Fund uses an index that is different from the one used for the immediately preceding fiscal year, explain the reason(s) for the change and compare the Fund's annual change in the value of an investment in the hypothetical account with the new and former indexes.

8.

The line graph may cover earlier fiscal years and may compare the ending values of interim periods (e.g., monthly or quarterly ending values), so long as those periods are after the effective date of the Fund's registration statement.

9.

The axis of the graph measuring dollar amounts may use either a linear or a logarithmic scale.

10.

A New Fund (as defined in Instruction 5 to Item 3) is not required to include the information specified by this Item in its prospectus (or annual report), unless Form N-1A (or annual report) contains audited financial statements covering a period of at least 6 months.

11.

If the Fund has not had the same investment adviser for the previous 10 fiscal years, the Fund may begin the line graph on the date that the current adviser began to provide advisory services to the Fund so long as:

(a)

Neither the current adviser nor any affiliate is or has been in "control" of the previous adviser under section 2(a)(9) [15 U.S.C. 80a-2(a)(9)];

(b)

The current adviser employs no officer(s) of the previous adviser or employees of the previous adviser who were responsible for providing investment advisory or portfolio management services to the Fund; and

(c)

The graph is accompanied by a statement explaining that previous periods during which the Fund was advised by another investment adviser are not shown.

(iii)

Discuss the effect of any policy or practice of maintaining a specified level of distributions to shareholders on the Fund's investment strategies and per share net asset value during the last fiscal year. Also discuss the extent to which the Fund's distribution policy resulted in distributions of capital.

(c)

Every semi-annual report to shareholders required by rule 30e-1 must contain the following information (which need not be audited):

(1)

The financial statements required by Regulation S-X for the period commencing either with:

(i)

The beginning of the Fund's fiscal year (or date of organization, if newly organized); or

(ii)

A date not later than the date after the close of the period included in the last report under rule 30e-1 and the most recent preceding fiscal year.

Instructions 1 and 2 to Item 22(b)(1) also apply to this Item 22(c)(1).

(2)

The condensed financial information required by Item 8(a), for the period of the report as specified by paragraph (c)(1), and the most recent preceding fiscal year.

(3)

Unless shown elsewhere in the report as part of the financial statements required by paragraph (c)(1), the aggregate remuneration paid by the Fund during the period covered by the report to the persons specified under paragraph (b)(3).

(4)

The information concerning changes in and disagreements with accountants and on accounting and financial disclosure required by Item 304 of Regulation S-K.

(d)

Every annual and semi-annual report to shareholders required by rule 30e-1 must contain the following:

(1)

The following information regarding expenses for the period:

Example

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution [and/or service] (12b-1) fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period [insert dates].

Actual Expenses

The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period. [If the Fund charges any account fees or other recurring fees that are not included in the expenses shown in the table, for example, because they are not charged to all investors, disclose the amounts of these fees, describe the accounts that are charged these fees, and explain how an investor would use this information to estimate the total ongoing expenses paid over the period and the impact of these fees on ending account value.]

Hypothetical Example for Comparison Purposes

The second line of the table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. [If the Fund charges any account fees or other recurring fees that are not included in the expenses shown in the table, for example, because they are not charged to all investors, disclose the amounts of these fees, describe the accounts that are charged these fees, and explain how an investor would use this information in making the foregoing comparison.]

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value [Date}	Ending Account Value [Date]	Expenses Paid During Period* [Dates]
Actual	$1,000
Hypothetical (5% Return Before Expenses)	$1,000

*  Expenses are equal to the Fund's annualized expense ratio of [_%], multiplied by the average account value over the period, multiplied by [number of days in most recent fiscal half-year/365 [or 366]] (to reflect the one-half year period).

Instructions.

1.

General.

(a)

Round all figures in the table to the nearest cent.

(b)

Include the narrative explanations in the order indicated. A Fund may modify the narrative explanations if the explanation contains comparable information to that shown, and is required to make any modifications necessary to reflect accurately the Fund's circumstances. A Fund may eliminate any parts of the narrative explanations that are inapplicable. For example, a Fund that does not charge loads need not include the statement that the Example does not reflect loads or that costs would be higher if loads were included.

(c)

The Fund's expense ratio shown in the footnote to the table should be calculated in the manner required by Instruction 4(b) to Item 8(a) using the expenses for the Fund's most recent fiscal half-year (the Fund's second fiscal half-year in the case of an annual report). Express the expense ratio on an annualized basis.

(d)

(i)

If the Fund is a Feeder Fund, reflect the aggregate expenses of the Feeder Fund and the Master Fund. In a footnote to the Example, state that the Example reflects the expenses of both the Feeder and Master Funds.

(ii)

If the report covers more than one Class of a Multiple Class Fund or more than one Feeder Fund that invests in the same Master Fund, provide a separate Example for each Class or Feeder Fund.

2.

Computation.

(a)

(i)

In determining the Fund's "actual expenses" for purposes of this example, include all expenses that are deducted from the Fund's assets or charged to all shareholder accounts, including "Management Fees," "Distribution [and/or Service] (12b-1) Fees," and "Other Expenses" as those terms are defined in Instruction 3 to Item 3 of this form as modified by Instructions 2(a)(ii) and (c)(i) to this Item. Reflect recurring and non-recurring fees charged to all investors other than any exchange fees, sales charges (loads), or fees charged upon redemption of the Fund's shares. The amount of expenses deducted from the Fund's assets are the amounts shown as expenses in the Fund's statement of operations (including increases resulting from complying with paragraph 2(g) of rule 6-07 of Regulation S-X [17 CFR 210.6-07]).

(ii)

For purposes of this Item 22(d)(1), "Other Expenses" include extraordinary expenses as determined under generally accepted accounting principles (see Accounting Principles Board Opinion No. 30). If extraordinary expenses were incurred that materially affected the Fund's "Other Expenses," the Fund may disclose in a footnote to the Example what "actual expenses" would have been had the extraordinary expenses not been included.

(b)

Assume reinvestment of all dividends and distributions.

(c)

(i)

Base the percentages of "actual expenses" on amounts incurred during the Fund's most recent fiscal half-year (the Fund's second fiscal half-year in the case of an annual report). "Actual expenses" should reflect actual expenses after expense reimbursement or fee waiver arrangements that reduced expenses during the most recent fiscal half-year.

(ii)

If there have been any increases or decreases in Fund expenses that occurred during the Fund's most recent fiscal half-year (or that have occurred or are expected to occur during the current fiscal year) that would have materially affected the information in the Example had those changes been in place throughout the most recent fiscal half-year, restate in a footnote to the Example the expense information using the current fees as if they had been in effect throughout the entire most recent fiscal half-year. A change in Fund expenses does not include a decrease in expenses as a percentage of assets due to economies of scale or breakpoints in a fee arrangement resulting from an increase in the Fund's assets.

(d)

Reflect any shareholder account fees collected by more than one Fund by allocating the total amount of the fees collected during the Fund's most recent fiscal half-year (the Fund's second fiscal half-year in the case of an annual report) for all such Funds to each Fund in proportion to the relative average net assets of the Fund. A Fund that charges account fees based on a minimum account requirement exceeding $1,000 may adjust its account fees based on the amount of the fee in relation to the Fund's minimum account requirement.

(2)

One or more tables, charts, or graphs depicting the portfolio holdings of the Fund by reasonably identifiable categories (e.g., type of security, industry sector, geographic region, credit quality, or maturity) showing the percentage of net asset value or total investments attributable to each. The categories and the basis of presentation (e.g., net asset value or total investments) should be selected, and the presentation should be formatted, in a manner reasonably designed to depict clearly the types of investments made by the Fund, given its investment objectives. Credit quality should be the ratings grade assigned by a nationally recognized statistical rating organization ("NRSRO"), as that term is used in paragraphs (c)(2)(vi)(E), (F), and (H) of Rule 15c3-1 under the Exchange Act [17 CFR 240.15c3-1(c)(2)(vi)(E), (F), and (H)]. The fund should use ratings of only one NRSRO.

(3)

A statement that: (i) the Fund files its complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q; (ii) the Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov; (iii) the Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC, and that information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330; and (iv) if the Fund makes the information on Form N-Q available to shareholders on its website or upon request, a description of how the information may be obtained from the Fund.

(4)

A statement that a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the Fund's website, if applicable; and (iii) on the Commission's website at http://www.sec.gov.

Instruction.  When a Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for a description of the policies and procedures that the Fund uses to determine how to vote proxies, the Fund (or financial intermediary) must send the information disclosed in response to Item 12(f) of this Form within three business days of receipt of the request by first-class mail or other means designed to ensure equally prompt delivery:

(5)

A statement that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; or on or through the Fund's website at a specified Internet address; or both; and (ii) on the Commission's website at http://www:sec:gov. Instruction. Instructions 1 and 2 to Item 22(b)(8) also apply to this Item 22(c)(6).

Instructions.

1.

If a Fund discloses that the Fund's proxy voting record is available by calling a toll-free (or collect) telephone number, and the Fund (or financial intermediary through which shares of the Fund may be purchased or sold) receives a request for this information, the Fund (or financial intermediary) must send the information disclosed in the Fund's most recently filed report on Form N-PX, within three business days of receipt of the request, by first-class mail or other means designed to ensure equally prompt delivery.

2.

If a Fund discloses that the Fund's proxy voting record is available on or through its website, the Fund must make available free of charge the information disclosed in the Fund's most recently filed report on Form N-PX on or through its website as soon as reasonably practicable after filing the report with the Commission. The information disclosed in the Fund's most recently filed report on Form N-PX must remain available on or through the Fund's website for as long as the Fund remains subject to the requirements of Rule 30bl-4 (17 CFR 270.30bl-4) and discloses that the Fund's proxy voting record is available on or through its website.

(6)

If the board of directors approved any investment advisory contract during the Fund's most recent fiscal half-year, discuss in reasonable detail the material factors and the conclusions with respect thereto that formed the basis for the board's approval. Include the following in the discussion:

(i)

Factors relating to both the board's selection of the investment adviser and approval of the advisory fee and any other amounts to be paid by the Fund under the contract. This would include, but not be limited to, a discussion of the nature, extent, and quality of the services to be provided by the investment adviser; the investment performance of the Fund and the investment adviser; the costs of the services to be provided and profits to be realized by the investment adviser and its affiliates from the relationship with the Fund; the extent to which economies of scale would be realized as the Fund grows; and whether fee levels reflect these economies of scale for the benefit of Fund investors. Also indicate in the discussion whether the board relied upon comparisons of the services to be rendered and the amounts to be paid under the contract with those under other investment advisory contracts, such as contracts of the same and other investment advisers with other registered investment companies or other types of clients (e.g., pension funds and other institutional investors). If the board relied upon such comparisons, describe the comparisons that were relied on and how they assisted the board in concluding that the contract should be approved; and

(ii)

If applicable, any benefits derived or to be derived by the investment adviser from the relationship with the Fund such as soft dollar arrangements by which brokers provide research to the Fund or its investment adviser in return for allocating Fund brokerage.

Instructions.

1.

Board approvals covered by this Item include both approvals of new investment advisory contracts and approvals of contract renewals. Investment advisory contracts covered by this Item include subadvisory contracts.

2.

Conclusory statements or a list of factors will not be considered sufficient disclosure. Relate the factors to the specific circumstances of the Fund and the investment advisory contract and state how the board evaluated each factor. For example, it is not sufficient to state that the board considered the amount of the investment advisory fee without stating what the board concluded about the amount of the fee and how that affected its decision to approve the contract.

3.

If any factor enumerated in paragraph (d)(6)(i) of this Item is not relevant to the board's evaluation of an investment advisory contract, note this and explain the reasons why that factor is not relevant.

The following is an excerpt of Rule 30e-1 and applies to Annual and Semi-Annual reports:

(b)

If any matter was submitted during the period covered by the shareholder report to a vote of shareholders, through the solicitation of proxies or otherwise, furnish the following information:

(1)

The date of the meeting and whether it was an annual or special meeting.

(2)

If the meeting involved the election of directors, the name of each director elected at the meeting and the name of each other director whose term of office as a director continued after the meeting.

(3)

A brief description of each matter voted upon at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each matter or nominee for office.

Instruction.  The solicitation of any authorization or consent (other than a proxy to vote at a shareholders' meeting) with respect to any matter shall be deemed a submission of such matter to a vote of shareholders within the meaning of this paragraph (b).

The following relates to the Code of Ethics and Applies to Annual Reports Only:

Form N-CSR requires that the “Sarbanes-Oxley” Code of Ethics be filed as an exhibit to Form N-CSR unless the Annual Report specifies how shareholders may obtain a copy of the Code without charge.

Sarbanes Oxley EXHIBIT B

Disclosure Controls and Procedures

The controls and procedures at Mutual Shareholder Services are continuously changing processes that are monitored at all times.  The controls and procedures are designed to insure that information required to be disclosed by an issuer (our client) in its Exchange Act reports are processed in an accurate and timely manner for communication to the client’s management, including its principal executive and financial officers.  The following items are the primary sources of controls and procedures:

1.

Statement of Auditing Standards (SAS 70)

A SAS 70 is provided by an independent auditor for the fund accounting and transfer agent services at GFS. The SAS 70 report describes the control structure surrounding the fund accounting and transfer agent areas within GFS. It also tests the operating effectiveness of GFS and is designed to provide information for use by its customers and their accountants who audit the financial statements of these customers.  The SAS 70 was prepared according to the guidance contained in the AICPA Statement on Auditing Standards Number 70, entitled "Reports on the Processing of Transactions by Service Organizations".

2.

Financial Statement Creation and Review

Financial Statements are created by the accounting department at GFS.  The department produces a system-generated trial balance and back-up documentation such as a realized gains and losses report, an unrealized gain and loss report, investment income and expense reports as well as a detail of shareholder   subscriptions receivable and payables. These Back-up items are essential in the creation of the Financial Statements.

The performance information from the financial highlights and the graphs are generated automatically by the system.  This information is typed or imported (depending on users computer skills) into a Microsoft excel worksheet. These worksheets contain formulas which automatically calculate the total return, the portfolio turnover, the funds expense ratio before and after expense reimbursement, the ratio of net investment income before and after expense reimbursement and the plot points for the graph(s). Performance data is reviewed by GFS’s management as well as the Mutual Funds management. The Mutual Funds auditor will review the performance data for the audited financial statements as well.

The trial balance is then incorporated into excel, where alterations are made to its appearance.  After completion, it is reviewed utilizing the back-up documentation that was created concurrently with the trial balance.  The first step in the review process is comparing each section of the trial balance with the system generated reports listed above. Once this is complete the statements are reviewed by GFS’s management. GFS’s management reviews the statements by comparing the statements to the reports he or she generates independently of the accounting department. The manager reviews the statements using the same procedures as the accounting department. Any questions or issues about the statements resulting from the review are presented to management and/or the fund’s auditor. Depending on which reporting period (semi annual/annual) will determine whether the auditors will be reviewing the statements. The Mutual Fund’s management will review the statements regardless of the time period.  Drafts of the statements are exchanged back and forth between the department at GFS and the auditor.  Modifications to Financial Statements are then available for use in the next year’s audit.

3.

Weekly Evaluation of Process and Procedures

GFS is constantly reviewing its processes and procedures.  GFS holds a company-wide meeting, weekly, to discuss the efficiency and effectiveness of its operations.  The discussions focus on suggestions pertaining to the improvement of the current processes and procedures as well as implementation of new ones.  Management conducts a meeting in order to filter through and decide the attainability of the suggestions.  The ideas that survive the process are implemented immediately or at the next weekly meeting.

4.

Daily Reconciliation

Cash in the Mutual Fund’s checking account is reconciled on a daily basis.  The checking account information is downloaded via the internet or faxed over to GFS each business day.  After the checking account is reconciled, any outstanding items are documented for research after two or three business days.  The delay is to allow for transactions, such as wires or deposits, which do not always occur promptly. If employees are unable to rectify the problem after the allowed time, then it is their responsibility to approach management for immediate solutions to the problem.

The money market accounts and the financial reserve accounts are reconciled on a daily basis as well.  Before any money market sweep or repurchase agreement transpires the bank sends over a statement which shows the activity in the account(s).  GFS uses that statement to compare notes with the fund’s custodian.  If any discrepancies occur the fund’s custodian is contacted immediately to resolve the problem.

Capital shares are calculated by the software, therefore, resulting in the reduction of human error.  The software calculates the number of shares outstanding and cumulative total of capital shares.

Portfolio evaluation is another automated process.  The process begins after the market close.  The start of the process begins when the software generates a file with the information needed to update the securities daily value in the Fund’s portfolio.  This information is used to retrieve current security prices as well as information regarding corporate actions such as dividends, stock splits and spin offs. From this point the pricing service updates information in the file.  After that the file is imported into the system.  Information regarding dividends, stock splits and all security price changes are generated in a report that is then compared to a secondary pricing source to make sure the information generated from the primary pricing source is accurate. The report is then signed by an employee and a manager of GFS.  All amendments to the information that is imported require the approval of a manager.

Income and expenses such as dividends and interest accruals as well as expense accruals are calculated by the software every day.  Once cash for dividends and interest are received, the software stops accruing for those items automatically.  When expenses are paid the system reduces the accruals automatically.

5.

Monthly Reconciliation

Cash and Securities held at the mutual fund at month end are reconciled to the month end statements provided by the custodian bank.  Items on each of the statements such as share quantities, descriptions and dollar amounts are compared to each other.  A file is generated listing any discrepancies as well as beginning and ending cash balances.  Any discrepancies that may exist are immediately researched and resolved. Reconciliation’s of cash and securities are completed by a different individual than individuals administering the Fund.

6.

Semi-Annual Reconciliation

Expense accruals are reviewed every six months by a manager at GFS.  Adjustments to accruals may need to be made semi annually depending on unforeseen expenses incurred or expense adjustments due to inflation in the value of services. The adjustments are discussed and approved by the Mutual Fund’s Management before adjustments are made.  Once the two parties are in agreement of the new accruals then a manager at GFS approaches the Mutual Funds auditor to confirm the appropriateness of the change(s). Once the auditor agrees with the changes then they are changed in the system.

7.

Pre-Filing Evaluations

The N-CSR, N-SAR and the 24-F2 filings are produced by GFS. The form N-CSR is an electronic version of the annual and semi-annual reports that are distributed to Fund shareholders; it also has additional disclosure requirements. The form N-SAR is a standardized filing format approved by the SEC for annual and semi annual reports. The 24-F2 is an annual notice of net securities sold.  After the designated employee drafts the filing it is presented to a manager for consideration.  Any discrepancies are corrected before the final evaluation occurs.  The final evaluation is the responsibility of the Mutual Funds management.  Once the filing is ready to be submitted the appropriate parties sign off on the filing.

Sarbanes Oxley Exhibit C-1

Certification of Service Provider Supervisor

I hereby certify the following to the President and Treasurer of The Eudora Funds:

•

I have received Certifications from each representative of the Service Provider who is directly involved in the Trust’s financial calculations and creation of the Report, and they are attached hereto.

•

I have read the latest draft of the report to be filed on Form [N-CSR] [N-Q] (the “Report”) for the period ended _________, for the [          ], a series of The Eudora Funds (“Trust”);

•

To the best of my knowledge and in my opinion, the draft of the Report is accurate and contains no material omissions, and the financial statements were prepared in accordance with generally accepted accounting principals;

•

I have disclosed to the Trust’s President and Treasurer all material information relevant to the Report known to me;

•

To the best of my knowledge, I have disclosed to the Trust’s President and Treasurer all significant deficiencies in the design or operation of our internal controls that could adversely affect the Trust’s ability to record, process, summarize and report financial data, and any material weakness in internal controls;

•

I have disclosed any fraud or instances of fraud of which I am aware to the Trust’s President and Treasurer, whether material or immaterial; and

•

I know of no other information material to the Report that has not been incorporated into the Report or communicated to the President or Treasurer.

Date:  ________________

Name:  __________________________________

Signature:  _______________________________

Title: _________________________

Sarbanes Oxley Exhibit C-2

Certification of Review of the Draft Report

I hereby certify the following:

•

I have read the latest draft of the report to be filed on Form [N-CSR] [N-Q] (the “Report”) for the period ended _________, for the [          ], a series of The Eudora Funds (the “Trust”);

•

To the best of my knowledge and in my opinion, the draft of the Report is accurate and contains no material omissions;

•

I have disclosed to my supervisor all material information relevant to the Report known to me;

•

To the best of my knowledge, I have disclosed to my supervisor all significant deficiencies in the design or operation of internal controls that could adversely affect the Trust’s ability to record, process, summarize and report financial data, and any material weakness in internal controls;

•

I have disclosed any fraud or instances of fraud of which I am aware to my supervisor, whether material or immaterial; and

•

The accuracy of the information regarding Principal Accountant Fees and Services contained in Item 4 of the Report, including information regarding 1) the four categories of fees (Audit, Audit Related, Tax, All Other) 2) non-audit fees to adviser and its affiliates, and 3) non-audit services to Fund(s) and separately to the adviser and its affiliates approved through de-minimus exemption, has been confirmed with the Trust's auditor.  The information complies with the requirements of Item 4 of Form N-CSR. [Applies to annual reports only.]

Date:  ________________

Name:  __________________________________

Signature:  _______________________________

Title: _________________________

Sarbanes Oxley Exhibit D

Sub-Certification of Portfolio manager

I hereby certify the following to the President and Treasurer:

•

I have reviewed the latest draft of the report to be filed on Form [N-CSR] [N-Q] (the “Report”) for the period ended _________, for the [          ], a series of The Eudora Funds (the “Trust”);

•

To my knowledge, the Report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading with respect to the period covered in the Report;

•

[If applicable:  To my knowledge, the letter to shareholders, line graphs, shareholder expense example and performance information fairly present in all material respects the performance of the Fund(s) as of, and for, the periods presented in the Report and include any additional disclosure necessary to provide investors with materially accurate information about the performance of the Fund(s); and]

•

[If applicable:  The discussion of fund performance discusses the factors that materially affected the Fund's performance during the most recently completed fiscal year, including the relevant market conditions and the investment strategies and techniques used by the Fund's investment adviser.]

Date:  ________________

By:  _____________________________________

Title: _________________________

SO Exhibit E

Sub-Certification of Trust Secretary

(Form N-CSR Only)

I hereby certify the following to the President and Treasurer:

•

I have reviewed the latest draft of the report to be filed on Form N-CSR (the “Report”) for the period ended _________, for the [          ], a series of The Eudora Funds (the “Trust”);

•

To my knowledge, the director and officer information contained in the Report is accurate and contains no material omissions, and complies with Item 13(a)(1) of Form N-1A.];

•

[If applicable:  To my knowledge, the discussion of material factors and conclusions with respect thereto that formed the basis of the Board of Directors’ (the “Board”) approval in the period covered by this report of the investment advisory contract is a true and accurate description of the Board’s deliberations.]

•

[If applicable:  The description of each matter voted upon at the Shareholders’ meeting and the tabulation of votes presented in the Report are fairly represented and accurate in all material respects.]

•

To my knowledge, the disclosures made in Item 2 of the Report comply with the requirements of Item 2 of Form N-CSR.  [Applies to annual reports only]; and

•

Attached hereto is a true copy of the resolutions of the Board of Directors determining [that there is no financial expert on the audit committee] [the identity of the financial expert on the audit committee]. [Applies to annual reports only.]

Date:  ________________

Name:  __________________________________

Signature:  _______________________________

Title: _________________________

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

AND INTERNAL CONTROLS OVER FINANCIAL REPORTING

Meeting Date: ________________

Attendees: _________________________________________________________________________

================================================================================

I.  Information/documents reviewed and discussed

SAS-61 and Internal Control letters received based on the most recent audit: ____________________________

________________________________________________________________________________

Relevant items of discussion from Board meetings: _____________________________________________

________________________________________________________________________________

________________________________________________________________________________

Service Provider's Internal Controls and/or SAS-70 Report - Issues/Concerns/Changes: ____________________

________________________________________________________________________________

________________________________________________________________________________

Relevant new or proposed rules/regulations: _________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Significant deficiencies in the design or operation of the Disclosure Controls and Procedures:_________________

________________________________________________________________________________

________________________________________________________________________________

Changes in the Disclosure Controls and Procedures:_____________________________________________

________________________________________________________________________________

________________________________________________________________________________

Information regarding any fraud involving management or other employees:____________________________

________________________________________________________________________________

________________________________________________________________________________

Other:____________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

II.  Proposed amendments to the Disclosure Controls and Procedures:  ________________________

________________________________________________________________________________

________________________________________________________________________________

III.  Determinations:

Were there any significant deficiencies in the design or operation of the Disclosure Control and Procedures that adversely affected a Fund's or the Service Provider's ability to record, process, summarize, or report financial data?       Yes                  No

If yes, explain:______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Were there any material weaknesses in Internal Controls?       Yes

   No

If yes, explain:______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Were there any changes in Internal Controls that have materially affected, or are reasonably likely to materially affect, the Fund’s or the Service Provider's internal control over financial reporting? (Consider items such as a material change in software, significant change in daily operating procedures, change in supervisors, significant employee turnover, or major processing errors.)       Yes       No

If yes, explain:______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Are there any changes necessary to the Disclosure Control and Procedures or Internal Controls?

    Yes         No

Comments (including determinations regarding proposed changes listed above):_________________________

________________________________________________________________________________

________________________________________________________________________________

IV.  Action Items/Follow-up Items:_____________________________________________________

________________________________________________________________________________

________________________________________________________________________________

V.  Further Comments/Explanations/Notes:_____________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Form Completed By: _________________________

Date:______________________